UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Teleflex Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

550 East Swedesford Road, Suite 400

Wayne, Pennsylvania 19087

Notice of Annual Meeting of Stockholders

To Be Held on May 2, 2014

March 28, 2014

TO THE STOCKHOLDERS OF TELEFLEX INCORPORATED:

The annual meeting of stockholders (the “Annual Meeting”) of Teleflex Incorporated will be held on Friday, May 2, 2014 at 11:00 a.m., local time, at the Company’s headquarters, located at 550 East Swedesford Road, Wayne, Pennsylvania 19087, for the following purposes:

1. To elect four directors to serve on our Board of Directors for a term of three years or until their successors have been duly elected and qualified;

2. To vote upon a proposal to approve the Teleflex Incorporated 2014 Stock Incentive Plan;

3. To vote upon a proposal to approve, on an advisory basis, the compensation of our named executive officers;

4. To vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014; and

5. To transact such other business as may properly come before the meeting.

Our Board of Directors has fixed Monday, March 3, 2014 as the record date for the Annual Meeting. This means that owners of our common stock at the close of business on that date are entitled to receive notice of, and to vote at, the Annual Meeting.

Stockholders are requested to date, sign and return the enclosed proxy card in the enclosed envelope. No postage is necessary if mailed in the United States or Canada. You may also vote by telephone by calling toll free 1-800-PROXIES (776-9437), or via the internet at www.voteproxy.com.

By Order of the Board of Directors,

James J. Leyden, Secretary

PLEASE VOTE — YOUR VOTE IS IMPORTANT

TELEFLEX INCORPORATED

550 East Swedesford Road, Suite 400

Wayne, Pennsylvania 19087

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Teleflex Incorporated (the “Company”) for use at the Company’s annual meeting of stockholders (the “Annual Meeting”) to be held on Friday, May 2, 2014, 11:00 a.m. local time, at the Company’s headquarters, located at 550 East Swedesford Road, Wayne, Pennsylvania 19087. The proxies may also be voted at any adjournment or postponement of the Annual Meeting. Only stockholders of record at the close of business on March 3, 2014, the record date for the meeting, are entitled to vote. Each owner of record on the record date is entitled to one vote for each share of common stock held. On the record date, the Company had 41,263,274 shares of common stock outstanding.

This proxy statement and the enclosed form of proxy are being mailed to stockholders on or about March 28, 2014. A copy of the Company’s 2013 Annual Report is provided with this proxy statement.

The Company will pay the cost of solicitation of proxies. In addition to this mailing, proxies may be solicited, without extra compensation, by our officers and employees, by mail, telephone, facsimile, electronic mail and other methods of communication. The Company reimburses banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding solicitation materials to the beneficial owners of the Company’s common stock.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be Held on May 2, 2014

This proxy statement, the accompanying Notice of Annual Meeting, proxy card and our 2013 Annual Report are available at http://www.teleflex.com/ProxyMaterials.

QUESTIONS AND ANSWERS

1.	What is a “proxy”?

It is your way of legally designating another person to vote for you. That other person is called a “proxy.” If you designate another person as your proxy in writing, the written document is called a “proxy” or “proxy card.”

2.	What is a “proxy statement”?

It is a document required by the Securities and Exchange Commission (the “SEC”) that contains information about the matters that stockholders will vote upon at the Annual Meeting. The proxy statement also includes other information required by SEC regulations.

3.	What is a “quorum”?

A quorum is the minimum number of stockholders who must be present at the Annual Meeting or voting by proxy in order to conduct business at the meeting. A majority of the outstanding shares, whether present in person or represented by proxy, will constitute a quorum at the Annual Meeting.

4.	How many votes are required to elect director nominees and approve the proposals?

To be elected at the meeting, a director nominee must receive the affirmative vote of a majority of the votes cast. For this purpose, a majority of the votes cast means that the number of votes cast in favor of a director nominee must exceed the number of votes cast against that director nominee. Abstentions and “broker non-votes” will have no effect on the vote.

Approval of each of the other proposals requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. Abstentions are counted as votes against a proposal, while broker non-votes will not be included in the vote count and will have no effect on the vote.

5.	What is a “broker non-vote”?

A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.

6.	How do I vote?

You may vote through any of the following methods:

•	attend the Annual Meeting in person and submit a ballot,
•	sign and date each proxy card you receive and return it in the prepaid envelope included in your proxy package,
•	vote by telephone by calling 1-800-PROXIES (776-9437) or
•	vote via the internet at www.voteproxy.com.

The shares represented by a proxy will be voted in accordance with the instructions you provide in the proxy card or that you submit via telephone or the internet, unless the proxy is revoked before it is exercised. Any proxy card which is signed and returned but does not indicate voting instructions will be counted as a vote FOR the election of the director nominees described in this proxy statement, FOR the approval of the Teleflex Incorporated 2014 Stock Incentive Plan, FOR the approval, on an advisory basis, of the compensation of our named executive officers and FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014.

If your shares are held by a broker, bank or other holder of record, please refer to the instructions it provides for voting your shares. If you want to vote those shares in person at the Annual Meeting, you must bring a signed proxy from the broker, bank or other holder of record giving you the right to vote the shares.

7.	What should I do if I receive more than one proxy card?

If you hold shares registered in more than one account, you may receive more than one copy of the proxy materials, including multiple paper copies of this proxy statement and multiple proxy cards. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card that you receive or, if you submit a proxy by telephone or the internet, submit one proxy for each proxy card you receive.

8.	How can I revoke my proxy?

You may revoke your proxy at any time before the proxy is exercised by delivering a signed statement indicating your revocation to our Corporate Secretary at our principal executive offices at 550 East Swedesford Road, Suite 400, Wayne, Pennsylvania 19087 at or prior to the Annual Meeting. Alternatively, you may revoke your proxy by timely executing and delivering, by internet, telephone, mail, or in person at the Annual Meeting, another proxy dated as of a later date. You also may revoke your proxy by attending the Annual Meeting in person and voting by ballot. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Board of Directors (the “Board”) currently consists of eleven members divided into three classes, with one class being elected each year for a three-year term. In accordance with the Board retirement policy included in our Corporate Governance Principles, a director must retire at the expiration of his or her term following attainment of age 71, except in special circumstances. The Board determined that such circumstances were present when it nominated James W. Zug for election in 2013. As required by the retirement policy, in February 2014, Mr. Zug submitted his offer to resign from the Board, which was accepted by the Board. Accordingly, Mr. Zug will retire from the Board effective immediately prior to the Annual Meeting. The Board extends its gratitude to Mr. Zug for his contributions to our company during his tenure on the Board. In connection with Mr. Zug’s retirement, our Board approved a decrease in the size of the Board from eleven to ten directors, effective upon Mr. Zug’s retirement from the Board.

At the Annual Meeting, four directors will be elected for terms expiring at our annual meeting of stockholders in 2017 or until their successors are duly elected and qualified. The Board, upon the recommendation of the Governance Committee, has nominated George Babich, Jr., William R. Cook, Stephen K. Klasko and Benson F. Smith for election to the Board for three-year terms. Each of the nominees is a continuing director who previously was elected by our stockholders.

Our bylaws generally require that, in order to be elected in an uncontested election of directors, a director nominee must receive a majority of the votes cast with respect to that director’s election (for this purpose, a majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee). If a nominee who is currently serving as a director is not re-elected, Delaware law provides that the director will continue to serve on the board of directors. However, under our Corporate Governance Principles, the Board will not nominate for director any incumbent director unless the director has submitted in writing his or her irrevocable resignation, which would be effective if the director does not receive the required majority vote and the Board accepts the resignation. Generally, if an incumbent director does not receive the required majority vote, our Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether to take other action. The Board would act on the resignation, generally within 90 days from the date that the election results are certified. The Board’s decision and an explanation of any determination with respect to the director’s resignation will be disclosed promptly in a current report on Form 8-K filed with the SEC.

Our goal is to assemble a Board that operates cohesively and works with management in a constructive way so as to deliver long term stockholder value. In addition, the Board believes it operates best when its membership reflects a diverse range of experiences and areas of expertise. To this end, the Board seeks to identify candidates whose respective experience expands or complements the Board’s existing expertise in overseeing our company. Our Corporate Governance Principles provide that directors are expected to possess the highest character and integrity and to have business, professional, academic, government or other experience which is relevant to our business and operations. In evaluating nominees for election to the Board, our Board and Governance Committee consider diversity principally from the standpoint of differences in occupational experience, education, skills, race, gender and national origin. However, there is no set list of qualities or areas of expertise used by the Board in its analysis because it assesses the attributes each particular candidate could bring to the Board in light of the then-current composition of the Board. We believe our current directors possess valuable experience in a variety of areas, which enables them to guide Teleflex in the best interests of the stockholders. Information regarding each of our nominees and continuing directors is set forth below.

Nominees for election to the Board of Directors – Terms expiring in 2014

George Babich, Jr.	-

Mr. Babich, 62, has been a director of Teleflex since 2005 and currently serves as a member of the Audit Committee. Since February 2013, he has been the President and Chief Executive Officer of Checkpoint Systems, Inc., a provider of retail security, labeling and merchandising systems and products. He served as interim President and Chief Executive Officer of Checkpoint from May 2012 to February 2013. Previously, Mr. Babich had been retired since 2005 after serving for nine years in various executive and senior level positions at The Pep Boys – Manny Moe & Jack, an automotive retail and service chain. Most recently, Mr. Babich served as President of Pep Boys from 2004 to 2005 and as President and Chief Financial Officer from 2002 to 2004. Prior to joining Pep Boys, Mr. Babich held various financial executive positions with Morgan, Lewis & Bockius LLP, The Franklin Mint, PepsiCo Inc. and Ford Motor Company. Mr. Babich is a director of Checkpoint Systems, Inc.

Mr. Babich’s executive and senior management experience enables him to address a wide range of perspectives on management, operations and strategic planning. In addition, his long experience as a financial executive enables him to assist the Board in addressing a variety of financial and budgeting matters and to contribute meaningfully to the Audit Committee.

William R. Cook	-

Mr. Cook, 70, has been a director of Teleflex since 1998 and currently serves as chair of the Compensation Committee. Mr. Cook retired after having served, from 1999 to 2002, as President and Chief Executive Officer of Severn Trent Services, Inc., a water and waste utility company. From 1993 to 1998, Mr. Cook was the Chairman, President and Chief Executive Officer of Betz Dearborn, Inc. Mr. Cook currently serves as a director of Quaker Chemical Corporation and The Penn Mutual Life Insurance Company.

Mr. Cook’s experience as a chief executive officer enables him to address a wide range of perspectives on management, strategic and financial planning and budgeting processes, and also enables him to contribute meaningfully to the Compensation Committee. His 16 year tenure as a Teleflex director also gives him an institutional knowledge regarding our company that is helpful to the Board in addressing strategic and governance issues.

Stephen K. Klasko	-	Dr. Klasko, 60, has been a director of Teleflex since 2008 and currently serves as a member of the Audit Committee. Since June 2013, he has been the President of Thomas Jefferson University and President and Chief Executive Officer of Thomas Jefferson University Hospitals System. From September 2004 to June 2013, Dr. Klasko served as Dean of the College of Medicine of the University of South Florida. From 2009 to June 2013, Dr. Klasko also served as the Chief Executive Officer of USF Health, which encompasses the

University of South Florida’s colleges of medicine, nursing and public health. He was a Vice President of USF Health from 2004 to 2009. Dr. Klasko served as Dean of the College of Medicine of Drexel University from 2000 to 2004.

Dr. Klasko’s background in medicine and business enables him to provide valuable insights with regard to our strategic and growth initiatives. His background in medicine enables him to provide a unique and practical perspective regarding the application and marketing of our medical device products, as well as trends in global healthcare markets.

Benson F. Smith	-

Mr. Smith, 66, has been a director of Teleflex since 2005 and became our Chairman, President and Chief Executive Officer in January 2011. Prior to that, Mr. Smith was the managing partner of Sales Research Group, a research and consulting organization, and also served as the Chief Executive Officer of BFS & Associates LLC, which specialized in strategic planning and venture investing. Prior to that, Mr. Smith worked for C.R. Bard, Inc., a company specializing in medical devices, for approximately 25 years, where he held various executive and senior level positions. Most recently, Mr. Smith served as President and Chief Operating Officer of C.R. Bard from 1994 to 1998. Mr. Smith currently serves on the boards of a variety of academic and health-related organizations, including the Advanced Medical Technology Association.

Mr. Smith’s extensive experience in the medical device industry and intimate knowledge of our business enables him to share meaningful perspectives regarding our operations, strategic planning and growth initiatives. In addition, his management and consulting experience enables Mr. Smith to provide a wide range of perspectives on management issues.

The persons named in the enclosed proxy intend to vote properly executed proxies for the election of Messrs. Babich, Cook, Klasko and Smith. In the unlikely event that any nominee becomes unable or unwilling to stand for election, the proxies may be voted for one or more substitute nominees designated by the Board, or the Board may decide to reduce the number of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES.

The following individuals currently serve as directors in the two other classes. Their terms will end at the Annual Meetings in 2015 and 2016, respectively.

Terms expiring in 2015

Sigismundus W.W. Lubsen	-

Mr. Lubsen, 70, has been a director of Teleflex since 1992 and currently serves as a member of the Governance Committee. Mr. Lubsen retired in 2002 after serving as a member of the Executive Board of Heineken N.V., a manufacturer of beverage products, from 1995 to 2002. Mr. Lubsen is currently a director of I.F.F. (Nederland) Holding B.V., Concordia Fund B.V. and IS Group B.V.

Mr. Lubsen’s experience with Heineken and the boards on which he serves enables him to provide valuable perspectives regarding management issues and matters related to manufacturing and international business. His 22 year tenure as a Teleflex director also gives him an institutional knowledge regarding our company that is helpful to the Board in addressing strategic and governance issues.

Stuart A. Randle	-	Mr. Randle, 54, has been a director of Teleflex since 2009 and currently serves as a member of the Compensation Committee. Since February 2004, Mr. Randle has been the President and Chief

Executive Officer of GI Dynamics, Inc., a medical device company. From 2003 to 2004, he served as Interim Chief Executive Officer of Optobionics Corporation. From 2002 to 2003, Mr. Randle held the position of Entrepreneur in Residence of Advanced Technology Ventures, a healthcare and IT venture capital firm. From 1998 to 2001, he was President and Chief Executive Officer of Act Medical, Inc. Prior to 1998, Mr. Randle held various senior management positions with Allegiance Healthcare Corporation and Baxter International Inc. Mr. Randle currently serves as a director of Beacon Roofing Supply, Inc. and is a member of the board of the Advanced Medical Technology Association.

Mr. Randle’s medical device company experience, coupled with past senior management positions at medical device companies, enables him to provide valuable insights regarding a variety of business, management and technical issues.

Harold L. Yoh III	-

Mr. Yoh, 53, has been a director of Teleflex since 2003 and currently serves as a member of the Governance Committee. Since 1999, Mr. Yoh has been the Chairman and Chief Executive Officer of The Day & Zimmermann Group, Inc., a global provider of diversified managed services. Prior to that, Mr. Yoh held a variety of other management and leadership positions at Day & Zimmermann, including President of Day & Zimmermann’s Process & Industrial division from 1995 to 1998. Mr. Yoh currently serves as a director of the Greater Philadelphia Chamber of Commerce and various industry associations, including the National Defense Industry Association.

Mr. Yoh’s executive experience at Day & Zimmermann enables him to share with the Board valuable perspectives on a variety of issues relating to management, strategic and financial planning and government relations.

Terms expiring in 2016

Patricia C. Barron	-

Ms. Barron, 71, has been a director of Teleflex since 1998 and currently serves as our Lead Director and as chair of the Governance Committee. Ms. Barron retired in 2003 after serving, from 2000 to 2003, as a clinical professor at the Leonard N. Stern School of Business of New York University, where she focused on issues of corporate governance and leadership. Prior to 2003, Ms. Barron had a 28 year career in business, which included various positions with Xerox Corporation. Most recently, she was Vice President of Business Operations Support for Xerox in 1998 and President of Engineering Systems from 1994 to 1998. Prior to joining Xerox, Ms. Barron was an associate with McKinsey and Company. Ms. Barron currently serves on the boards of Quaker Chemical Corporation, Ultralife Corporation and United Services Automobile Association.

Ms. Barron’s business experience enables her to contribute to the Board with regard to a wide range of operational, financial and strategic planning matters. In addition, her academic and business experience renders her well qualified to address corporate governance and other Board matters as our Lead Director. Her 16 year tenure as a Teleflex director also gives her an institutional knowledge regarding our company that is helpful to the Board in addressing strategic and governance issues.

W. Kim Foster	-

Mr. Foster, 65, has been a director of Teleflex since 2013 and currently serves as a member of the Audit Committee. Mr. Foster retired in 2012 after a 34-year career with FMC Corporation, a chemical manufacturer. Most recently, he served as Executive Vice President and Chief Financial Officer of FMC from 2001 to 2012. From 1998 to 2000, he was Vice President and General Manager of FMC’s agricultural products group. From 1978 to 1997, Mr. Foster held various management and financial positions with FMC. Mr. Foster currently serves as a director of Hexcel Corporation.

Mr. Foster’s extensive executive and management experience, which includes significant international experience, enables him to provide a wide range of perspectives on financial and business initiatives. In addition, his long experience as a financial executive renders him especially well qualified to assist the Board in addressing a variety of financial and budgeting matters and in its oversight of the integrity of our financial statements and our internal controls.

Jeffrey A. Graves	-

Dr. Graves, 52, has been a director of Teleflex since 2007 and currently serves as a member of the Compensation Committee. Since May 2012, he has been President and Chief Executive Officer of MTS Systems Corporation, a provider of mechanical test systems and position sensors for machine automation. From July 2005 to May 2012, he was the President and Chief Executive Officer of C&D Technologies, Inc., a producer of electrical power storage systems. From 2001 to 2005 he was employed by Kemet Corporation, where he served as Chief Executive Officer from 2003 to 2005, President and Chief Operating Officer from 2002 to 2003 and Vice President of Technology and Engineering from 2001 to 2002. From 1994 to 2001, Dr. Graves was employed by General Electric Company, holding a variety of management positions in its Power Systems Division and in research and development. Prior to joining General Electric, Dr. Graves was employed by Rockwell International and Howmet Corporation, now a part of Alcoa Corporation. Dr. Graves currently serves as a director of MTS Systems Corporation and Hexcel Corporation.

Dr. Graves’ extensive experience in executive and management roles with companies engaged in manufacturing and development enables him to share valuable perspectives with the Board on manufacturing, engineering, operations and finance matters. In addition, Dr. Graves’ significant experience with respect to matters related to international market development, particularly in China, enables him to provide valuable insights with respect to our global marketing efforts and strategic initiatives.

CORPORATE GOVERNANCE

Corporate Governance Principles and Other Corporate Governance Documents

Our Corporate Governance Principles, which include guidelines for the determination of director independence, the operation, structure and meetings of the Board, the committees of the Board and other matters relating to our corporate governance, are available on the Investors page of our website, www.teleflex.com. Also available on the Investors page are other corporate governance documents, including the Code of Ethics, the Code of Ethics for Chief Executive Officer and Senior Financial Officers and the charters of the Audit, Compensation and Governance Committees. You may also request these documents in print form by contacting us at Teleflex Incorporated, 550 East Swedesford Road, Suite 400, Wayne, Pennsylvania 19087, Attention: Secretary. Any amendments to, or waivers of, the codes of ethics will be disclosed on our website promptly following the date of such amendment or waiver.

Board Independence

The Board has affirmatively determined that George Babich, Jr., Patricia C. Barron, William R. Cook, W. Kim Foster, Jeffrey A. Graves, Stephen K. Klasko, Sigismundus W.W. Lubsen, Stuart A. Randle, Harold L. Yoh III and James W. Zug are independent within the meaning of the listing standards of the New York Stock Exchange (the “NYSE”). All of the independent directors meet the categorical standards set forth in the Corporate Governance Principles described below, which were adopted by the Board to assist it in making determinations of independence. The Board has further determined that the members of the Audit, Compensation and Governance Committees are independent within the meaning of the NYSE listing standards, and that the members of the Audit Committee meet the additional independence requirements of the NYSE applicable to Audit Committee members. In making its determination with respect to Mr. Klasko, the Board considered his recent appointment as President of Thomas Jefferson University, a health sciences university (“TJU”), and President and Chief Executive Officer of Thomas Jefferson University Hospitals, an academic medical center (“TJUH”), to which we have sold products for many years. After reviewing the transactions and our business relationship with TJU and TJUH, the Board determined that Mr. Klasko does not have a direct or indirect material interest in the transactions and that our business relationships with TJU and TJUH do not diminish the ability of Mr. Klasko to exercise his independent judgment on issues affecting our business.

To assist the Board in making independence determinations, the Board has adopted the following categorical standards. The Board may determine that a director is not independent notwithstanding that none of the following categorical disqualifications apply. However, if any of the following categorical disqualifications apply to a director, he or she may not be considered independent:

•

A director who is an employee of our company, or whose immediate family member is an executive officer of our company, is not independent until the expiration of three years after the end of such employment.

•

A director who receives, or an immediate family member of the director who is an executive employee of ours who receives, more than $120,000 per year in direct compensation from us, other than director and committee fees, pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and compensation received by a director for former service as an interim Chairman or CEO during the immediately preceding three-year period, may not be considered independent until the expiration of the three years after such director or family member ceases to receive more than $120,000 per year in compensation or such person ceases to be an immediate family member or becomes incapacitated, as may be applicable.

•

A director who is employed by, or whose immediate family member is a current partner of a firm that is our internal or external auditor or a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice may not be considered independent.

•

A director who was, or whose immediate family member was a partner or employee of a firm that is our internal or external auditor and personally worked on our audit during the immediately preceding three-year period may not be considered independent until the expiration of the three years after the end of employment or auditing relationship or such person ceases to be an immediate family member or becomes incapacitated, as may be applicable.

•

A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our present executives serve on such other company’s compensation committee may not be considered independent until the expiration of three years after the end of such service or employment relationship or such person ceases to be an immediate family member or becomes incapacitated, as may be applicable.

•

A director who is an employee, or whose immediate family member is an executive officer, of a company that makes payments to us, or receives payments from us, for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues may not be considered independent until the expiration of the three years after such receipts or payments fall below such threshold or after such person ceases to be an immediate family member or becomes incapacitated, as may be applicable.

Lead Director

The Lead Director is an independent director of the Board whose duties and responsibilities include:

•	coordinating and developing the agenda for, and presiding over, executive sessions of the Board’s independent directors;

•

discussing with our directors any concerns our directors may have about our company and our performance, relaying those concerns, where appropriate, to the full Board, and consulting with our Chief Executive Officer regarding those concerns;

•	consulting with our senior executives as to any concerns they may have;

•	providing the Chairman of the Board with input as to the agendas for Board and Board committee meetings;

•	advising the Chairman of the Board as to the quality, quantity and timeliness of the flow of information from our management to the Board;

•	interviewing, along with the Governance Committee Chair, and making recommendations to the Governance Committee and the Board concerning Board candidates; and

•

providing input to the members of the Compensation Committee regarding the Chief Executive Officer’s performance, and, along with the Compensation Committee Chair, meeting with the Chief Executive Officer to discuss the Board’s evaluation.

The Lead Director is appointed annually by the independent directors of the Board. The independent directors of the Board have the authority to modify the Lead Director’s duties and responsibilities, remove the Lead Director and appoint a successor. Ms. Barron currently serves as our Lead Director.

Positions of Chairman and Chief Executive Officer

The positions of Chairman and Chief Executive Officer are combined at Teleflex. We believe that our Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with our business and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Moreover, our Chief Executive Officer is able to effectively communicate Board strategy to the other members of management and efficiently implement Board directives.

All of the other directors on our Board are independent, which facilitates the provision of independent oversight and input. Our Chief Executive Officer is not a member of our principal Board committees, and the independent directors regularly meet in executive session outside the presence of management and under the leadership of our Lead Director, as discussed in more detail below under “Executive Sessions of Non-Management Directors.” The activities of the Lead Director further enhance the Board’s ability to evaluate management performance and otherwise fulfill its oversight responsibilities. Our Chief Executive Officer consults with the Lead Director on the proposed agendas for Board and committee meetings in order to make sure that key issues and concerns of the Board are addressed.

Executive Sessions of Non-Management Directors

Directors who are not executive officers or otherwise employed by us or any of our subsidiaries, who we refer to as the “non-management directors,” meet regularly in accordance with a schedule adopted at the beginning of each year and on such additional occasions as a non-management director may request. Such meetings are held in executive session, outside the presence of any directors who are executive officers. The Lead Director presides over such meetings.

Stockholders or other interested persons wishing to communicate with members of the Board should send such communications to Teleflex Incorporated, 550 East Swedesford Road, Suite 400, Wayne, Pennsylvania 19087, Attention: Secretary. These communications will be forwarded to specified individual directors, or, if applicable, to all the members of the Board as deemed appropriate. Stockholders or other interested persons may also communicate directly and confidentially with the Lead Director, the non-management directors as a group or the Chairman or other members of the Audit Committee through the Teleflex ethics line website at www.teleflexethicsline.com.

The Board and Board Committees

The Board held seven meetings in 2013. Each of the directors attended at least 75 percent of the total number of meetings of the Board and the Board committees of which the director was a member during 2013. The Board does not have a formal policy concerning attendance at our annual meeting of stockholders, but encourages all directors to attend. All of the Board members attended the 2013 annual meeting of stockholders.

The Board has established a Governance Committee, a Compensation Committee and an Audit Committee. The Board also has established a Non-Executive Equity Awards Committee, whose sole member is Mr. Smith. The Non-Executive Equity Awards Committee has authority to grant equity awards, under specified circumstances, to employees who are neither executive officers nor persons reporting to Mr. Smith. See “Compensation Discussion and Analysis – 2013 Compensation – Equity Incentive Compensation – Stock Option Awards” for additional information.

Governance Committee

The Governance Committee is responsible for identifying qualified individuals to be nominees for election to the Board. In addition, the Governance Committee reviews and makes recommendations to the Board as to the size and composition of the Board and Board committees and eligibility criteria for Board and Board committee membership. The Governance Committee also is responsible for developing and recommending to the Board corporate governance principles and overseeing the evaluation of the Board and management.

The Governance Committee considers candidates for Board membership. Our Corporate Governance Principles provide that directors are expected to possess the highest character and integrity, and to have business, professional, academic, government or other experience which is relevant to our business and operations. In addition, directors must be able to devote substantial time to our affairs. The charter of the Governance Committee provides that in evaluating nominees, the Governance Committee should consider the attributes set forth above. Under our Corporate Governance Principles, a director must retire from the Board at the expiration of his or her term following attainment of age 71, except in special circumstances that must be described in a resolution adopted by the Board requesting such director to defer retirement. In the event of such a deferral, our Corporate Governance Principles require the director whose service has been extended to offer to resign from the Board each year thereafter, providing the Board with an opportunity to re-evaluate the deferral of the director’s retirement on an annual basis. In February 2013, our Board, upon the recommendation of the Governance Committee, waived the mandatory retirement age with respect to Mr. Zug so that he could stand for re-election to the Board at our 2013 annual meeting of stockholders. At the 2013 annual meeting, our stockholders re-elected Mr. Zug to the Board for a three-year term expiring in 2016. In accordance with our Corporate Governance Principles, in February 2014, Mr. Zug submitted his offer of resignation from the Board, which was accepted by the Board. Mr. Zug’s resignation is effective immediately prior to the Annual Meeting.

To assist in identifying candidates for nomination as directors, the Governance Committee sometimes employs a third party search firm and also receives recommendations of candidates from Board members.

In addition, the Governance Committee will consider recommendations for director candidates from stockholders. Stockholders can recommend candidates for nomination by delivering or mailing written recommendations to Teleflex Incorporated, 550 East Swedesford Road, Suite 400, Wayne, Pennsylvania 19087, Attention: Secretary. In order to enable consideration of the candidate in connection with our 2015 Annual Meeting, a stockholder must submit the following information by no later than February 1, 2015:

•	the name of the candidate and information about the candidate that would be required to be included in a proxy statement under SEC rules;

•	information about the relationship between the candidate and the recommending stockholder;

•	the consent of the candidate to serve as a director; and

•	proof of the number of shares of our common stock that the recommending stockholder owns and the length of time the shares have been owned.

In considering any candidate proposed by a stockholder, the Governance Committee will reach a conclusion based on the criteria described above. The Governance Committee may seek additional information regarding the candidate. After full consideration, the stockholder proponent will be notified of the decision of the Governance Committee. The Governance Committee will consider all potential candidates in the same manner regardless of the source of the recommendation.

The current members of the Governance Committee are Ms. Barron and Messrs. Lubsen and Yoh. Ms. Barron currently serves as chair of the Governance Committee. The Governance Committee held four meetings in 2013.

Compensation Committee

The duties and responsibilities of the Compensation Committee include, among others, the following:

•

review and recommend to the Board for approval all compensation plans in which any director or executive officer may participate and all other compensation plans in which our executives generally may participate;

•

review and recommend to the other independent directors for approval corporate goals and objectives relevant to the compensation of our Chief Executive Officer and, together with the Lead Director, evaluate annually our Chief Executive Officer’s performance in light of those goals and objectives;

•

review and recommend to the other independent directors for approval our Chief Executive Officer’s compensation and any employment agreements, severance agreements, retention agreements, change in control agreements and other similar agreements for the benefit of our Chief Executive Officer;

•

review and approve compensation of our executive officers (other than our Chief Executive Officer), and any employment agreements, severance agreements, retention agreements, change in control agreements and other similar agreements for the benefit of any of our executive officers (other than our Chief Executive Officer);

•	establish goals for performance-based awards under incentive compensation plans (including stock compensation plans);

•

administer and grant, or recommend to the Board the grant of, stock options and other equity-based compensation awards under our stock compensation plans (the Board has delegated to its Non-Executive Equity Awards Committee, whose sole member is Mr. Smith, authority to grant equity awards under specified circumstances to employees other than executive officers and persons reporting to the Chief Executive Officer);

•	review and recommend to the other independent directors for approval all material executive perquisites for the Chief Executive Officer’s benefit;

•	review and approve all material executive perquisites for the benefit of any of our executive officers (other than the Chief Executive Officer); and

•	review succession and management development plans and policies for our Chief Executive Officer and our other senior executive officers.

The Compensation Committee has the authority to select, retain and terminate compensation consultants, legal counsel and other advisers to assist it in connection with the performance of its responsibilities.

The current members of the Compensation Committee are Messrs. Cook, Graves and Randle. Mr. Cook currently serves as the chair of the Compensation Committee. The Compensation Committee held five meetings in 2013.

Audit Committee

The Audit Committee has responsibility to assist the Board in its oversight of the following matters, among others:

•	the integrity of our financial statements;

•	our internal control compliance;

•	our compliance with legal and regulatory requirements;

•	our independent registered public accounting firm’s qualifications, performance and independence;

•	the performance of our internal audit function;

•	our risk management process; and

•	the funding of our defined benefit pension plan and the investment performance of plan assets.

The Audit Committee has sole authority to appoint, retain, compensate, evaluate and terminate our independent registered public accounting firm, and reviews and approves in advance all audit and lawfully permitted non-audit services performed by the independent registered public accounting firm. In addition, the Audit Committee periodically meets separately with management, our independent auditors and our own internal auditors. The Audit Committee also periodically discusses with management our policies with respect to risk assessment and risk management.

Stockholders may contact our Audit Committee to report complaints about our accounting, internal accounting controls or auditing matters by writing to the following address: Teleflex Incorporated, 550 East Swedesford Road, Suite 400, Wayne, Pennsylvania 19087, Attention: Audit Committee. Stockholders can report their concerns to the Audit Committee anonymously or confidentially.

The current members of the Audit Committee are Messrs. Babich, Foster, Klasko and Zug. Mr. Zug currently serves as the chair of the Audit Committee. The Audit Committee held seven meetings in 2013. The Board has determined that each of the Audit Committee members is an “audit committee financial expert” as that term is defined in SEC regulations.

Risk Oversight and Management

The Board, acting principally through the Audit Committee, is actively involved in the oversight and management of risks that could affect us. It fulfills this function largely through its oversight of our annual company-wide risk assessment process, which is designed to identify our key strategic, operational, compliance and financial risks, as well as steps to mitigate and manage each risk. The risk assessment process is conducted by our Business Ethics and Compliance Committee, or “BECC,” which is comprised of several members of Teleflex senior management. The BECC directs our compliance officers to survey and conduct interviews of several of our key business leaders, functional heads and other managers to identify and discuss the key risks of Teleflex, including the potential magnitude and likelihood of each risk. As part of this process, the senior executive responsible for managing the risk, the potential impact of the risk and management’s initiatives to manage the risk are identified and discussed. After receiving a report of the risk assessment results from the compliance officers, the BECC reviews and discusses the results with the Audit Committee. Thereafter, the Audit Committee provides the full Board with an overview of the risk assessment process, the key risks identified and measures being taken to address those risks. Due to the dynamic nature of risk, the overall status of our enterprise risks are updated periodically during the course of each year and reviewed with the Audit Committee. We believe this process facilitates the Board’s ability to fulfill its oversight responsibilities of our risks.

The Compensation Committee oversees the review and assessment of our compensation policies and practices. We use a number of approaches to mitigate excessive risk taking in designing our compensation programs, including significant weighting towards long-term incentive compensation, emphasis on qualitative goals in addition to quantitative metrics in our incentive programs and maintenance of equity ownership guidelines. We believe the risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our company.

Director Compensation – 2013

Each director who is not a Teleflex employee receives compensation for his or her service as a director, which consists of an annual cash retainer, payable in equal monthly installments, annual stock option and restricted stock grants and meeting attendance fees. The chairpersons of our Audit, Compensation and Governance committees receive an additional annual cash retainer, and our Lead Director receives an additional annual restricted stock award. In addition, upon their first election or appointment to the Board, non-management directors receive a grant of an option to purchase shares of our common stock.

For 2013, the amounts payable under our non-management director compensation program were as follows:

• Annual Retainer – All Non-Management Directors	$32,000

• Additional Annual Retainer – Committee Chairs:
¡ Audit Committee Chair	$12,500
¡ Compensation Committee Chair	$10,000
¡ Governance Committee Chair	$7,500

• Annual Equity Grants – All Non-Management Directors:
¡ Restricted Stock	$64,800
¡ Stock Options	$43,200

• Additional Annual Equity Grant – Lead Director:
¡ Restricted Stock	$20,000

• Stock Option Grant Upon Initial Election	$86,400

• Meeting Fees (per meeting):
¡ Board of Directors (participation in person)	$2,000
¡ Board of Directors (participation by phone)	$1,000
¡ Committees (participation in person or by phone)	$1,000

In December 2013, our Board approved changes with respect to certain components of its annual compensation, effective as of January 1, 2014. Specifically, the Board approved increases in the annual cash retainer paid to all non-management directors, the value of the annual equity awards granted to all non-management directors, the value of stock options granted to non-management directors upon their initial election to the Board and the annual cash retainer paid to committee chairs. The Board approved these changes after considering the results of a director compensation review undertaken by Frederic W. Cook & Co., Inc. and considering that there had not been an increase in Board compensation since 2011. The amounts payable under our director compensation program, as revised, are as follows:

• Annual Retainer – All Non-Management Directors	$40,000

• Additional Annual Retainer – Committee Chairs:
¡ Audit Committee Chair	$15,000
¡ Compensation Committee Chair	$12,500
¡ Governance Committee Chair	$10,000

• Annual Equity Grants – All Non-Management Directors:
¡ Restricted Stock	$78,000
¡ Stock Options	$52,000

• Additional Annual Equity Grant – Lead Director:
¡ Restricted Stock	$20,000

• Stock Option Grant Upon Initial Election	$104,000

• Meeting Fees (per meeting):
¡ Board of Directors (participation in person)	$2,000
¡ Board of Directors (participation by phone)	$1,000
¡ Committees (participation in person or by phone)	$1,000

We provide the non-management directors with $100,000 of life insurance and $100,000 of accidental death or dismemberment coverage during their service on the Board. We do not provide any pension benefits to the non-management directors.

The table below summarizes the compensation paid to non-management directors during the fiscal year ended December 31, 2013.

Name	Fees Earned Or Paid in Cash	Stock Awards (1)	Option Awards (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
George Babich, Jr.	$51,000	$60,893	$42,613	–	–	$154,506
Patricia C. Barron	$56,500	$79,664	$42,613	–	–	$178,777
William R. Cook	$63,000	$60,893	$42,613	–	–	$166,506
W. Kim Foster	$29,667	$60,893	$81,220	–	–	$171,780
Jeffrey A. Graves	$50,000	$60,893	$42,613	–	–	$153,506
Stephen K. Klasko	$52,000	$60,893	$42,613	–	–	$155,506
Sigismundus W.W. Lubsen	$49,000	$60,893	$42,613	–	–	$152,506
Stuart A. Randle	$49,000	$60,893	$42,613	–	–	$152,506
Harold L. Yoh III	$48,000	$60,893	$42,613	–	–	$151,506
James W. Zug	$67,500	$60,893	$42,613	–	–	$171,006

(1)	The amounts shown in this column represent the aggregate grant date fair value of the restricted stock awards granted in 2013, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation” (“ASC Topic 718”). A discussion of the assumptions used in calculating grant date fair values may be found in Notes 1 and 12 to our 2013 audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC. Each non-management director was granted 785 shares of restricted stock in May 2013, with a grant date fair value per share of $77.57. Ms. Barron received an additional 242 shares of restricted stock in May 2013, with a grant date fair value per share of $77.57, in respect of her service as Lead Director. These restricted stock awards vested six months after the date of grant.

(2)	The amounts shown in this column represent the aggregate grant date fair value of the stock option awards granted in 2013, determined in accordance with ASC Topic 718. A discussion of the assumptions used in calculating grant date fair values may be found in Notes 1 and 12 to our 2013 audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC. Each non-management director, other than Mr. Foster, was granted stock options to purchase 3,014 shares in February 2013, with a grant date fair value per share of $14.14. These options are fully vested at the time of grant. In connection with his election to the Board in May 2013, Mr. Foster was granted stock options to purchase 5,763 shares, with a grant date fair value per share of $14.09. The options granted to Mr. Foster vested six months after the date of grant. As of December 31, 2013, the number of shares underlying options held by the directors listed in the table were: Mr. Babich: 23,578; Ms. Barron: 22,578; Mr. Cook: 22,578; Mr. Foster: 5,763; Mr. Graves: 19,578; Mr. Klasko: 17,578; Mr. Lubsen: 22,578; Mr. Randle: 15,578; Mr. Yoh: 20,578; and Mr. Zug: 25,578.

Director Stock Ownership Guidelines

We have stock ownership guidelines for our non-management directors to further align the interests of our directors with those of our stockholders. The ownership guidelines require our non-management directors to own shares of our common stock with an aggregate value equal to five times the annual cash retainer paid to our directors (exclusive of additional amounts provided to the committee chairs), which, under our current director compensation program, is equal to $200,000. Directors may not sell shares of stock underlying equity awards granted to them in respect of their service on our Board until such time as they have met the required ownership level; provided, however, that, prior to meeting the required ownership level, directors may sell shares to cover the exercise price of stock options and taxes.

As set forth in the table below, at December 31, 2013, each of our non-management directors, other than Mr. Foster who was recently elected to the Board, satisfied the ownership guidelines.

Name	Stock Ownership Value at 12/31/2013(1)
George Babich, Jr.	$702,354
Patricia C. Barron	$1,002,109
William R. Cook	$1,302,777
W. Kim Foster	$73,680
Jeffrey A. Graves	$545,608
Stephen K. Klasko	$513,790
Sigismundus W.W. Lubsen	$1,111,298
Stuart A. Randle	$431,099
Harold L. Yoh III	$1,057,427
James W. Zug	$743,653

(1)	Stock ownership value is calculated based on the number of shares owned by the director or members of his or her immediate family residing in the same household and restricted stock held by the director, multiplied by $93.86, which was the closing stock price of a share of our common stock on December 31, 2013, as reported by the New York Stock Exchange.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in its oversight of the integrity of Teleflex’s financial statements, Teleflex’s internal control over financial reporting, the performance and independence of Teleflex’s independent registered public accounting firm, the performance of the internal audit function and compliance with legal and regulatory requirements. Management has primary responsibility for preparing Teleflex’s consolidated financial statements and for its financial reporting process. Management also has the responsibility to assess the effectiveness of Teleflex’s internal control over financial reporting. PricewaterhouseCoopers LLP, Teleflex’s independent registered public accounting firm, is responsible for expressing an opinion on (i) whether Teleflex’s financial statements present fairly, in all material respects, its financial position and results of operations in accordance with generally accepted accounting principles and (ii) the effectiveness of Teleflex’s internal control over financial reporting.

In this context, the Audit Committee has:

•	reviewed and discussed with management and PricewaterhouseCoopers LLP Teleflex’s audited consolidated financial statements for the fiscal year ended December 31, 2013;

•

discussed with PricewaterhouseCoopers LLP the matters required to be discussed pursuant to Public Company Accounting Oversight Board Auditing Standard No. 16, “Communications with Audit Committees;” and

•

received the written disclosures and the letter from PricewaterhouseCoopers LLP regarding PricewaterhouseCoopers LLP’s independence, as required by the applicable requirements of the Public Company Accounting Oversight Board, and has discussed with PricewaterhouseCoopers LLP that firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board, and the Board has approved, the inclusion of the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

JAMES W. ZUG, CHAIRMAN

GEORGE BABICH, JR.	W. KIM FOSTER	STEPHEN K. KLASKO

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

In this Compensation Discussion and Analysis, we address the compensation paid or awarded to the following executive officers of our company, who are listed in the Summary Compensation Table that follows this discussion and who we refer to as our “named executive officers”:

Name	Title
Benson F. Smith	Chairman, President and Chief Executive Officer

Thomas E. Powell	Executive Vice President and Chief Financial Officer

Liam Kelly	Executive Vice President and President, International

Laurence G. Miller	Former Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

EXECUTIVE COMPENSATION OVERVIEW

Compensation Objectives

Our executive compensation program is designed to promote the achievement of specific annual and long-term goals by our executive management team and to align our executives’ interests with those of our stockholders. In this regard, the components of the compensation program for our executives, including the named executive officers, are intended to meet the following objectives:

•	Provide compensation that enables us to attract and retain highly-skilled executives. We refer to this objective as “competitive compensation.”

•	Create a compensation structure that in large part is based on the achievement of performance goals. We refer to this objective as “performance incentives.”

•	Provide long-term incentives to align executive and stockholder interests. We refer to this objective as “stakeholder incentives.”

•	Provide an incentive for long-term continued employment with us. We refer to this objective as “retention incentives.”

We fashioned the components of our 2013 executive compensation program to meet these objectives as follows:

Type of Compensation	Objectives Addressed
Salary	Competitive Compensation

Annual Bonus	Performance Incentives
Competitive Compensation

Equity Incentive Compensation	Stakeholder Incentives
Performance Incentives
Competitive Compensation
Retention Incentives

Role of Compensation Committee, Chief Executive Officer and Compensation Consultant

The Compensation Committee of our Board of Directors is responsible for the oversight of our executive compensation program. In 2013, the Compensation Committee generally made all decisions concerning compensation awarded to our executive officers, other than with respect to Mr. Smith. Determinations concerning Mr. Smith’s compensation were made by the independent members of our Board of Directors.

In making its compensation determinations and its recommendations to the independent directors regarding Mr. Smith’s compensation, the Compensation Committee was assisted by its independent compensation consultant, Frederic W. Cook & Co., Inc., which we refer to below as “FW Cook.” FW Cook was engaged directly by the Compensation Committee. The Compensation Committee has assessed the independence of FW Cook pursuant to SEC rules and concluded that the work of FW Cook has not raised any conflict of interest in connection with its service as an independent consultant to the Compensation Committee.

Mr. Smith, with the assistance of our human resources department and FW Cook, provides statistical data to the Compensation Committee to assist it in determining appropriate compensation levels for our executives. He also provided the Compensation Committee with recommendations as to components of the compensation of our executives. Mr. Smith did not make recommendations as to his own compensation. While the Compensation Committee utilizes this information, and considered Mr. Smith’s observations with regard to other executive officers, the ultimate determinations regarding executive compensation are made by the Compensation Committee. In the case of Mr. Smith, the Compensation Committee provides recommendations regarding his compensation, subject to approval by the independent directors.

Determination of Compensation

Framework for Analysis of Competitive Compensation

In making its compensation determinations for 2013, the Compensation Committee took into account an executive compensation review report prepared by FW Cook that the Compensation Committee previously used in 2012 to assess compensation for executives serving in capacities similar to Messrs. Smith, Miller, Powell and Kelly. The report provided an analysis of the compensation of these executives in comparison to peer group and national survey data. In the case of Mr. Powell, the data was referenced in connection with his promotion from Senior Vice President and Chief Financial Officer to Executive Vice President and Chief Financial Officer. See “Promotion of Thomas E. Powell” below. Because the Compensation Committee used the same data in determining competitive compensation for 2013 as it used for 2012, the amounts in the report were increased by three percent to approximate market compensation increases.

Our peer group consists of companies with annual revenues generally within the range of one-half to two times our annual revenues. In selecting the peer group, our Compensation Committee considers various additional factors relating to similarly-situated medical device companies, including operating and net income, market capitalization and number of employees. The Compensation Committee reviews this peer group on an ongoing basis and modifies it as circumstances warrant. The Compensation Committee selected the following peer group companies for use with regard to 2013 compensation determinations:

• CareFusion Corporation	• Hologic, Inc.
• CONMED Corporation	• Integra LifeSciences Holdings Corporation
• The Cooper Companies, Inc.	• Merit Medical Systems, Inc.
• C.R. Bard, Inc.	• ResMed Inc.
• DENTSPLY International Inc.	• St. Jude Medical, Inc.
• Edwards Lifesciences Corporation	• STERIS Corporation
• Hill-Rom Holdings, Inc.	• Wright Medical Group, Inc.

The peer group consisted of the same companies as the peer group utilized by the Compensation Committee with regard to 2012 compensation determinations. We refer to this peer group below as our “Executive Compensation Peer Group.”

To provide an additional competitive reference source, the Compensation Committee also considered data that it used in 2012 with respect to executives serving in comparable capacities,

derived from the Hewitt Executive general industry survey (using all manufacturing companies), and the Radford Global Life Sciences Survey, a survey focused on life sciences companies. The Compensation Committee provides equal weight to the two surveys because the Radford Global Life Sciences survey included a number of companies other than medical device companies (e.g., pharmaceutical companies).

The peer group data and the survey data described above were the Compensation Committee’s primary sources of comparative data that it used in making compensation determinations.

We generally seek to position total compensation of our executives between the median and the 75th percentile of companies referenced in the comparative data reviewed by the Compensation Committee. However, this range is intended to serve only as a guideline in setting and adjusting our compensation programs, and actual amounts of compensation that we pay to our executives can be more or less than the competitive range in any given year.

Promotion of Thomas E. Powell

In February 2013, we promoted Mr. Powell to the position of Executive Vice President and Chief Financial Officer. Mr. Powell previously was our Senior Vice President and Chief Financial Officer. In connection with this promotion, we increased his salary to $450,000, increased his target award as a percentage of salary under our annual incentive program to 70 percent, increased the percentage of salary used to determine the value of his equity incentive compensation to 170 percent, and entered into severance and change in control agreements with him (see “Ongoing and Post-Employment Arrangements – Executive Severance Arrangements” and “Ongoing and Post-Employment Arrangements – Change in Control Arrangements,” below).

Retirement of Laurence G. Miller

On November 1, 2013, we announced that Mr. Miller notified us that he plans to retire on May 2, 2014. Mr. Miller immediately relinquished his executive officer duties and no longer holds an executive officer position. He will remain an employee of Teleflex while he transitions his responsibilities to other members of senior corporate management. In connection with Mr. Miller’s agreement to remain in a transitional role with us and in consideration of his contributions to Teleflex over the past nine years, the Compensation Committee determined to accelerate the vesting of Mr. Miller’s outstanding equity awards. This acceleration resulted in the vesting of an aggregate of 15,560 shares of restricted stock and 77,993 stock options previously granted to Mr. Miller in 2011, 2012 and 2013. We also agreed to continue making bi-weekly payments to Mr. Miller through May 2, 2014 at a rate equal to his current base salary and to continue to provide Mr. Miller with health care coverage, life insurance and a company car for a period of two years after his retirement, in each case, at levels consistent with those currently provided to Mr. Miller.

2013 COMPENSATION

Salaries

Base salary ranges for our executives are determined based on each executive’s position and responsibility and are typically considered annually as part of our performance review process. In addition, salary reviews may occur at other times due to events such as a promotion or other change in job responsibility.

The Compensation Committee increased salaries for Messrs. Smith, Miller and Kelly by four percent (because Mr. Kelly’s salary is paid in Euros, the salary amounts in the Summary Compensation table reflect the exchange rate at December 31, 2013; all dollar information related to Mr. Kelly reflects this exchange rate). Mr. Powell received a greater percentage salary increase in connection with his promotion to his current position, as described above.

Annual Executive Incentive Compensation

General

We structured our 2013 annual incentive program to provide a maximum payout based on “Operating Profit.” We used this structure in order to enhance our ability to deduct all amounts awarded under the plan by providing awards that would be deemed to constitute “performance based compensation” for purposes of Section 162(m) of the Internal Revenue Code. Section 162(m) limits to $1 million the deductibility of taxable compensation received by our Chief Executive Officer and other specified executive officers, unless the compensation qualifies as “performance based compensation.”

Specifically, under the annual incentive program for 2013, we set maximum awards equal to three percent of our 2013 Operating Profit for Mr. Smith and equal to 1.5 percent of our 2013 Operating Profit for other executive officers subject to Section 162(m). “Operating Profit” means our net revenues, reduced by (a) cost of goods sold, (b) research and development expenses, (c) selling, general and administrative expenses and (d) noncontrolling interest. Unallocated corporate expenses, gain/loss on sales of businesses and assets, restructuring and impairment charges, interest income and expenses and taxes on income are excluded from the measure. In addition, the measure is adjusted to eliminate the impact of businesses acquired during the fiscal year. Further adjustments may be made to eliminate the impact of any changes in accounting rules or in their application, and any changes in applicable laws, to the extent not contemplated as part of our annual operating plan. No such adjustments were made in 2013.

However, the actual annual incentive opportunities provided to our named executive officers were not designed to provide the maximum payout described above. Instead, we generally exercise negative discretion to reduce the awards to amounts that could not exceed a maximum of two times a specified percentage of an executive’s salary. The actual amount awarded is principally based upon achievement of financial metrics, with a smaller component based on individual performance. Therefore, our annual incentive program subjects a meaningful amount of an executive’s total cash compensation to the achievement of our business performance objectives.

For our named executive officers, 80 percent of the target award opportunity is based on financial performance measures, while the remaining 20 percent of the target award opportunity is based on individual performance. We have weighted the annual incentive awards largely to the financial performance measures because we believe that emphasizing financial performance encourages a unified commitment by our executives to performance that we believe directly affects stockholder value.

The amount of the annual incentive award to be paid to an executive in respect of the business performance objectives described above may be further adjusted, within the maximum award limit, upon consideration of additional factors. No such adjustments were made in 2013.

2013 Award Components

The Compensation Committee determined to use the same performance measures in 2013 as it used in 2012 in exercising its negative discretion. However, as noted below, we adjusted the weighting of two of these measures in 2013. In addition, all of the financial performance measures are also subject to adjustment to eliminate the impact of any changes in accounting rules and applicable laws, to the extent not contemplated in our annual operating plan, or to address any extraordinary, unusual, non-recurring or otherwise unanticipated events.

The performance measures under our 2013 annual incentive program for our named executive officers who do not have responsibility for a specific business segment, namely Messrs. Smith, Miller and Powell, were as follows:

•

Forty percent of the target award was based on the amount of our “corporate revenue,” which is defined as our consolidated revenues, adjusted to eliminate the effect of foreign currency fluctuations and exclude the impact of acquisitions and divestitures that occurred in 2013.

We use corporate revenue as a performance measure because we believe that our success going forward will, to a meaningful extent, be dependent on our ability to generate sales growth in our core operations. We made the adjustments to the performance measure described above because we wanted to focus on the growth of our ongoing, core business without giving effect to currency fluctuations and transactions that can detract from the effectiveness of this measure in reflecting our “core growth.”

•

Thirty percent of the target award was based on the amount of our “EPS,” which is defined as our consolidated earnings per share, adjusted to eliminate restructuring and impairment charges; intangible amortization expense; amortization of debt discount on convertible notes; increases or decreases in the accounting dilution associated with our 3.875 percent convertible notes due 2017, to the extent the increase or decrease is greater or less than assumed in our annual operating plan; gains/losses with respect to investments in non-core, non-controlled affiliates prior to 2012; certain litigation related expense; any debt restructuring or other transactions affecting the capital structure of our company, to the extent not otherwise contemplated by the annual operating plan; the impact of any changes to reserves related to uncertain tax positions (calculated in accordance with Financial Accounting Standards Board Accounting Standards Certification Section 740-10-25, “Income Taxes – Overall – Recognition”) with respect to prior years, net of any costs of settlement or otherwise concluding such matters; and tax benefits resulting from the retroactive application to the 2012 tax year of provisions of the Taxpayer Relief Act (the “2012 Act”). EPS also excludes the impact of acquisitions and dispositions that occurred during 2013. To focus our executives on achieving profitable growth, we increased the weighting of the EPS measure from 25 percent to 30 percent. We concurrently decreased the weighting of the cash flow measure from 15 percent to ten percent, which we believe is sufficiently meaningful to encourage desired performance for 2013.

We use EPS as a performance measure because we believe that it provides a good measure of management’s overall performance with respect to our enterprise. We also believe that EPS, which corresponds to the adjusted earnings per share guidance we provide to the investment community, is a key metric affecting share price and, therefore, stockholder value. We made the adjustments to EPS described above because the excluded charges are not contained within our principal earnings guidance provided to investors and because we do not believe these items reflect the performance of our executives.

•

Ten percent of the target award was based on “cash flow,” which is defined as cash flow from operations, adjusted to eliminate the impact of business units divested during the year, cash expended in connection with any debt refinancing or other transactions affecting our capital structure, to the extent not otherwise contemplated by our annual operating plan; tax payments on the gain on the sale of divested assets; payments made in connection with the settlement of tax audits; payments made to fund our defined benefit pension plans; reductions in tax payments related to retroactive application to the 2012 tax year of the 2012 Act; and payments with respect to acquisitions.

We use cash flow as a performance measure because we believe it is an important indicator of our ability to service indebtedness, make capital expenditures and provide flexibility with regard to the pursuit of other operating initiatives. We made the adjustments to cash flow described above because the adjusted payments, if not excluded, would impair the utility of the performance measure as a reflection of management’s overall performance.

•

Twenty percent of the target award was based upon satisfaction of individual performance objectives that are established at the beginning of the fiscal year. For 2013, the individual performance objectives established for Mr. Smith included the integration and development of recently acquired businesses and technologies, execution on our organizational strategy, achievement of specific goals related to the development of our senior leadership team, succession planning and the successful rollout of upgrades to certain of our management information systems. The individual performance objectives established for each of our other named executive officers included various matters related to their specific functions, including matters relating to the development and implementation of our overall strategy and efforts related to development and execution of our organization strategy and structure.

We include individual performance as a performance measure in order to focus our executives on their individual performance and our corporate performance outside of the financial context. We evaluate the satisfaction of these objectives through our annual performance review process.

For Mr. Kelly, who has responsibility with respect to our EMEA and Asia segments (collectively referred to below as the “International group”), 60 percent of his target award was based upon the achievement of the corporate financial performance metrics described above (30 percent based on corporate revenue, 22.5 percent on EPS and 7.5 percent on cash flow). We included these performance measures because we believe all participants in the annual incentive program should have a stake in the performance of our company as a consolidated entity. Moreover, we increased the percentage of his target award that is based upon achievement of corporate financial performance metrics from 40 to 60 percent to acknowledge the significant role that Mr. Kelly, as President of our International group, has with respect to our overall results. An additional 20 percent of Mr. Kelly’s target award was based upon the following performance measures related to the International group:

•

An aggregate of 12 percent of the target award was based on the amount of International group revenue, which is defined as the business segments’ revenues (defined in the same manner as the corporate revenue performance measure), adjusted to eliminate the effect of foreign currency fluctuations and exclude the impact of acquisitions and divestitures.

We include International group revenue to emphasize the importance of the achievement of sales growth to the success of International group operations. We applied the adjustments to this performance measure for the same reasons as were applicable to the corporate revenue performance measure.

•

An aggregate of eight percent of the target award was based on the amount of the International group’s “contribution profit.” Contribution profit is defined as the International group’s operating income before the allocation of corporate costs to the International group segments, foreign currency expense, annual bonus award expense, restructuring, impairment and other special charges. The performance measure also excludes non-operating expenses such as interest, taxes and the impact of our accounts receivable securitization program. Contribution profit also excludes the impact of acquisitions and dispositions that occurred during 2013.

We use contribution profit as a performance measure because we believe that it provides a good measure of the International group’s overall performance. We made the adjustments to contribution profit described above because we do not believe these items reflect upon performance of Mr. Kelly.

As was the case for all of our other named executive officers, the remaining 20 percent of Mr. Kelly’s target award was based on the achievement of individual performance objectives.

With respect to each of the financial performance measures generally, an executive’s incentive payout could range from a minimum of 25 percent for threshold performance to a maximum of 200 percent of the target payout, depending on the percentage variance from the target amount of the performance measure. With respect to the 2013 payout ranges for corporate and International group revenue, EPS and International group contribution profit, upon taking into consideration our historical performance and expected market dynamics and growth rates, the Compensation Committee established targets to incentivize achievement of business objectives and stretch goals. In this regard, the Compensation Committee referenced a group of companies consisting of industry peers, which we refer to below as the “Industry Peer Group,” in determining the payout ranges under the annual incentive plan. The Industry Peer Group differs from the Executive Compensation Peer Group in that it consists of companies whose businesses are more like ours than some of the companies in the Executive Compensation Peer Group. Some companies are in both peer groups. While we believe the Executive Compensation Peer Group is better suited as a reference for total compensation due to the similar size of the constituent companies to ours, we believe the Industry Peer Group provides a better frame of reference for establishing our relative performance with respect to the markets within which we operate.

The Industry Peer Group consisted of the following companies:

• Becton, Dickinson and Company	• Hill-Rom Holdings, Inc.
• Boston Scientific Corporation	• Medtronic, Inc.
• CareFusion Corporation	• St. Jude Medical, Inc.
• C.R. Bard, Inc.	• Stryker Corporation
• Covidien Public Limited Company	• Zimmer Holdings, Inc.

Based on the foregoing considerations, the target established for each performance measure and the percentage of target performance that would entitle a participant to a minimum or maximum payout with respect to each measure were as follows (percentages are approximate):

Percentage of Target Performance Required For
Performance Measure	Target Performance	Minimum Payout (25% of Target)	Maximum Payout (200% of Target)
Corporate Revenue	$1,712.1 million	96% ($1,643.6 million)	104% ($1,780.6 billion)

EPS	$4.70	88% ($4.14)	114% ($5.36)

Cash Flow	$234.0 million	80% ($187.2 million)	120% ($280.8 million)

International Group Revenue	$753.7 million	96% ($723.5 million)	104% ($783.8 million)

International Group Contribution Profit	$195.7 million	92% ($180.0 million)	108% ($211.4 million)

2013 Executive Incentive Compensation Targets and Awards

The target award payable to a named executive officer for 2013 if the target financial performance-based objectives were achieved and 100 percent of the individual performance award opportunity was paid is equal to a percentage of the executive’s salary, as shown on the following table:

Name	Target Award Opportunity as a percentage of Salary	Target Award Opportunity
Benson F. Smith	150%	$1,239,877
Thomas E. Powell	70%	$309,023
Laurence G. Miller	70%	$323,723
Liam Kelly	60%	$256,236

The target award opportunity as a percentage of salary for Messrs. Smith and Miller were unchanged from 2012. Mr. Kelly’s target award opportunity as a percentage of his salary was unchanged from the opportunity applicable following his promotion to his current position in June 2012. Mr. Powell’s target award opportunity was based on the considerations set forth above under “Executive Compensation Overview – Determination of Compensation – Promotion of Thomas E. Powell.”

The following table provides information for each named executive officer regarding the applicable performance measures, target awards for each performance measure and actual payments with respect to each performance measure based on actual performance in 2013:

Name	Performance Measure	Performance Measure as a percentage of Total Target Award Opportunity	Target	Amount Achieved	Actual Award	Actual Award as a percentage of Target Award Opportunity for the Performance Measure
B. Smith	Corporate Revenue	40%	$1.712.1 million	$1,671.4 million	$275,168	56%
	EPS	30%	$4.70	$5.12	$610,971	164%
	Cash Flow	10%	$234.0 million	$247 million	$158,340	128%
	Individual Performance	20%	N/A	N/A	$371,963	150%
T. Powell	Corporate Revenue	40%	$1.712.1 million	$1,671.4 million	$68,582	56%
	EPS	30%	$4.70	$5.12	$152,276	164%
	Cash Flow	10%	$234.0 million	$247 million	$39,464	128%
	Individual Performance	20%	N/A	N/A	$83,436	135%
L. Miller	Corporate Revenue	40%	$1.712.1 million	$1,671.4 million	$71,844	56%
	EPS	30%	$4.70	$5.12	$159,520	164%
	Cash Flow	10%	$234.0 million	$247 million	$41,341	128%
	Individual Performance	20%	N/A	N/A	$84,168	130%
L. Kelly	Corporate Revenue	30%	$1.712.1 million	$1,671.4 million	$42,650	56%
	EPS	22.5%	$4.70	$5.12	$94,699	164%
	Cash Flow	7.5%	$234.0 million	$247 million	$24,542	128%
	Int’l Revenue	12%	$753.7 million	$746.7 million	$25,413	83%
	Int’l Contribution Profit	8%	$195.7 million	$202.4 million	$26,395	129%
	Individual Performance	20%	N/A	N/A	$66,621	130%

Based on the applicable levels of achievement described above, aggregate payments to the named executive officers were as follows:

Named Executive Officer	Target Award Opportunity	Actual Award	Payout Based on Performance Achieved (% of Target Award)
Benson F. Smith	$1,239,877	$1,416,442	114%
Thomas E. Powell	$309,023	$343,759	111%
Laurence G. Miller	$323,723	$356,874	110%
Liam Kelly	$256,236	$280,320	109%

The actual award payments to our named executive officers are reflected in the “Non-Equity Incentive Compensation” column of the Summary Compensation Table.

Equity Incentive Compensation

Our equity incentive compensation program is designed to promote achievement of corporate goals, encourage the growth of stockholder value, enable participation in our long-term growth and profitability and serve as an incentive for continued employment. In setting the value of our equity incentive compensation for executives, we generally considered the extent to which the equity incentive compensation value would enable the total compensation paid to our executives to be within the competitive range of the median to 75th percentile of companies referenced in the comparative data that the Compensation Committee reviewed. In addition, the value of our equity compensation also reflected the contribution of each executive position to our company’s objectives, individual performance and other factors. We refer to the percentage of salary used to determine the value of our equity incentive compensation as the “equity incentive percentage.” The 2013 equity incentive percentage for each named executive officer and the dollar amount of the executive’s equity compensation opportunity were as follows:

Name	Equity Incentive Percentage	Total Equity Incentive Compensation Opportunity
Benson F. Smith	250%	$2,080,000
Thomas E. Powell	170%	$765,000
Laurence G. Miller	170%	$795,600
Liam Kelly	140%	$601,742

Our equity incentive compensation for 2013 consisted of stock options and restricted stock awards. We designed these components to align the interests of our named executive officers to our stockholders by providing an incentive to our executives to achieve performance that should have a favorable impact on the value of our common stock.

In 2013, we continued to allocate 65 percent of the equity incentive award to stock options because we believed that stock price appreciation should be the principal determinant of the economic return received by our executives from equity compensation, and absent such appreciation, stock options would have no value. As such, we consider stock options to be performance based compensation that provides a strong alignment between return to stockholders and the compensation of executives. The remaining 35 percent of the equity award was allocated to restricted stock awards, which we granted to provide a retention incentive for our executives and an incentive to increase stockholder value.

We routinely evaluate and consider the type of awards granted under our equity incentive program and may, in the future, decide that other types of awards are appropriate to provide incentives that promote our goals and objectives.

Stock Option Awards

In accordance with the equity award allocation described above, we granted stock options to our named executive officers in 2013 based upon 65 percent of the total equity incentive compensation opportunity. Using a Black-Scholes methodology, we valued the stock options granted in February and March of 2013 at $14.34 and $14.94 per underlying share, respectively.

As a result of these computations, the named executive officers received stock options for the respective numbers of underlying shares set forth below in the Grants of Plan-Based Awards table under the column heading, “All Other Option Awards: Number of Securities Underlying Options.” The dollar amount for option awards shown in the Summary Compensation Table generally reflects the aggregate grant date fair value of the named executive officer’s award or awards determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation,” which we refer to below as “ASC Topic 718.” See note 3 to the Summary Compensation Table for further information.

Except as noted below, stock options awarded under the equity incentive compensation program are granted in the first quarter of each year, effective on the third business day after we announce our financial results for the preceding year, and have an exercise price equal to the closing price of our common stock on the effective date of grant. Our options generally vest in equal annual increments on the first three anniversaries of the effective date of grant, although, as a result of his upcoming retirement, we have accelerated the vesting for options granted to Mr. Miller, as described above under “Executive Compensation Overview – Determination of Compensation – Retirement of Laurence G. Miller.” We believe that these vesting terms, together with the restricted stock component of our equity incentive program, provide our executives with a meaningful incentive for continued employment. Our Board of Directors has delegated to Mr. Smith, as sole member of the Non-Executive Equity Awards Committee, authority to grant equity awards to employees who are not executive officers and who do not otherwise report to the Chief Executive Officer. The equity awards may be granted only in connection with commencement of employment or promotions to positions eligible to receive equity awards under guidelines previously approved by the Compensation Committee.

For additional information regarding terms of stock options granted to the named executive officers, see the footnotes accompanying the Grants of Plan-Based Awards table.

Restricted Stock Awards

In 2013, we granted restricted stock awards to our named executive officers based upon 35 percent of the total equity incentive compensation opportunity. We valued the restricted stock granted in February and March of 2013 at $71.28 and $74.30 per share, respectively. These values were determined based upon the 30-day trailing average closing price of our common stock from the date on which the restricted stock awards were approved, discounted by the present value of estimated future dividends to be declared on our common stock during the applicable vesting period.

As a result of these computations, the named executive officers received restricted stock awards for the respective numbers of underlying shares set forth below in the Grants of Plan-Based Awards table under the column heading, “All Other Stock Awards: Number of Shares of Stock or Units.” The dollar amount for restricted stock awards shown in the Summary Compensation Table generally reflects the aggregate grant date fair value of the named executive officer’s award or awards determined in accordance with ASC Topic 718. See note 2 to the Summary Compensation Table for further information.

Restricted stock awards under the equity incentive program are generally granted in the first quarter of each year, effective on the same date as the effective date of stock option grants, and vest in their entirety on the third anniversary of the date of grant, although, as a result of his upcoming retirement, we have accelerated the vesting of restricted stock granted to Mr. Miller, as described above under “Executive Compensation Overview – Determination of Compensation – Retirement of Laurence G. Miller.” As noted above, we believe that these vesting terms, together with the stock option component of our equity incentive program, provide our executives with a meaningful incentive for continued employment. For additional information regarding restricted stock award terms, see the footnotes accompanying the Grants of Plan-Based Awards table.

Personal Benefits

We provide our named executive officers with personal benefits that we believe are appropriate as part of a competitive compensation package designed to attract and retain highly skilled executives. We periodically review the levels of perquisites and other personal benefits provided to our named executive officers. The personal benefits provided to our named executive officers consist of a company car, life insurance coverage and, with respect to our Chief Executive Officer, personal use of our corporate aircraft for up to a maximum of 50 hours. Mr. Smith is fully responsible for personal income tax liability associated with personal use of our corporate aircraft, and we do not provide tax assistance with respect to this imputed income (i.e., no “gross-ups”). Additional information regarding these benefits is provided in the Summary Compensation Table and the accompanying footnotes.

ONGOING AND POST-EMPLOYMENT ARRANGEMENTS

We have several plans and agreements addressing compensation for our named executive officers that accrue value as the executive continues to work for us, provide special benefits upon certain types of termination events and provide retirement benefits. These plans and agreements were designed to be a part of a competitive compensation package that would encourage our executives to remain employed by us. Not all plans apply to each named executive officer, and the participants are indicated in the discussion below.

Executive Severance Arrangements

The severance agreements we have entered into with Messrs. Smith, Powell and Kelly provide payments and other benefits to the named executive officer if we terminate his employment for any reason other than death, disability (in the case of Messrs. Smith and Powell) or cause or (in the case of Messrs. Smith and Powell) if he terminates employment for “good reason,” except in circumstances covered by the change in control agreements described below. The severance compensation for each of the named executive officers consists of continued payment of the executive’s base salary during a “severance compensation period” of 24 months for Mr. Smith, 20 months for Mr. Powell (subject to an increase to 24 months based on the length of his continued employment) and 15 months for Mr. Kelly. In the event the executive is terminated before the last day, but after the completion of at least six months, of a performance period, the executive also may receive payment of a pro-rated amount of the annual incentive award the executive would have been entitled to receive for the year in which his employment terminated. In addition, the executive is entitled to receive continued health, life and accident insurance for up to the full severance compensation period, as well as certain additional benefits. We believe that these severance arrangements provide a competitive benefit that enhances our ability to retain capable executive officers. See “Potential Payments Upon Termination or Change in Control” for additional information.

We had previously entered into a severance agreement with Mr. Miller, which provided for substantially similar benefits to those afforded under the severance agreements with our other named executive officers. In connection our entry into an agreement with Mr. Miller to provide him with certain transition and post-employment benefits, Mr. Miller agreed that he would no longer be entitled to the severance compensation and benefits provided for under his prior severance agreement. See “Executive Compensation Overview – Determination of Compensation – Retirement of Laurence G. Miller” for additional information regarding Mr. Miller’s retirement.

Change in Control Arrangements

We have change in control agreements with each of our current named executive officers, which provide for payments and other benefits to the executive if we terminate the executive’s employment for any reason other than disability or cause, or if, in the case of Messrs. Smith, Miller and Powell, the executive terminates employment for “good reason,” in each case within two years following a change in control. In determining to provide a higher level of benefits to Mr. Smith than to our other named executive officers, we reviewed data provided by FW Cook regarding peer group company practices, which indicated that most peer group companies provided a higher level of benefits to their chief executive officers than to other executives. For a more detailed discussion of these arrangements, see “Potential Payments Upon Termination or Change in Control,” below. If Mr. Miller becomes liable for payment of any excise tax under Section 4999 of the Internal Revenue Code with respect to any payment received in connection with a change in control, we will make an additional tax gross-up payment to him. This payment is designed so that, after payment of all excise taxes and any other taxes payable in respect of the additional payment, the executive will retain the same amount as if no excise tax had been imposed. See “Tax Considerations” below for further information regarding the additional payment. Effective in 2009, we determined to no longer include the additional payment provisions in change of control agreements with persons who become executive officers. Therefore, the provisions do not apply to Messrs. Smith, Powell or Kelly. Mr. Miller’s change-in-control agreement will terminate in May 2014 upon his retirement from our company.

We entered into the change in control arrangements so that our executives can focus their attention and energies on our business during periods of uncertainty that may occur due to a potential change in control. In addition, we want our executives to support a corporate transaction involving a change in control that is in the best interests of our stockholders, even though the transaction may have an effect on the executive’s continued employment with us. We believe these arrangements provide a competitive benefit that enhances our ability to retain capable executive officers.

Retirement Benefits

We provide certain retirement benefits to our executive officers that also are offered to our other employees. In addition, we maintain certain supplemental plans for our executives that are intended to promote tax efficiency and replace the benefit opportunities lost due to regulatory limits on broad-based tax-qualified plans.

Defined Benefit Arrangements

Through 2008, we provided retirement benefits primarily through a combination of defined benefit and defined contribution arrangements. The defined benefits principally were provided under the Teleflex Incorporated Retirement Income Plan, or “TRIP,” which was a tax qualified defined benefit plan designed to provide benefits to all salaried employees following retirement based upon a formula relating to years of service and annual compensation. Effective December 31, 2008, we “froze” future benefit accruals under the TRIP. Mr. Miller accrued benefits under the TRIP prior to December 31, 2008. No other named executive officer participated in the TRIP. See the Pension Benefits – 2013 table and accompanying narrative, and “Potential Payments Upon Termination or Change in Control” for additional information.

Deferred Compensation Plan

We maintain a Deferred Compensation Plan, which is a non-qualified plan under which executives may defer specified amounts of their salary, compensation under the annual incentive compensation program and, if applicable, long-term cash incentive awards. Salary deferral elections are made annually by eligible executives in respect of salary amounts to be earned in the following year. Deferral elections with regard to a cash incentive award are made by executives no later than six months prior to the end of the performance period applicable to the award. In addition, participants receive our matching contribution of up to three percent of their annual cash compensation with respect to amounts deferred by the participants into the Deferred Compensation Plan. We also contribute an amount equal to five percent of the participant’s annual cash compensation, less the maximum matching contribution the participant was eligible to receive under our 401(k) Plan. Participants may direct the investment of deferred amounts into a fixed interest fund or one or more notional funds, including a notional Teleflex stock fund.

Executives also may defer restricted stock awards, but we generally do not make any contributions to the Deferred Compensation Plan with respect to non-cash awards, other than dividend equivalent payments. Deferrals of restricted stock awards are invested in the notional Teleflex stock fund.

Each of our named executive officers, other than Mr. Kelly, participates in the Deferred Compensation Plan. Mr. Kelly participates in a different plan, governed by Irish law, under which we provide a contribution equal to 12 percent of his annual cash compensation, subject to Mr. Kelly’s making required cash contributions to the plan. See the Non-qualified Deferred Compensation – 2013 table for additional information.

TAX CONSIDERATIONS

Section 162(m) of the Internal Revenue Code limits to $1 million the deductibility for federal income tax purposes of annual compensation paid by a publicly held company to its chief executive officer and other specified executive officers, unless certain conditions are met. To the extent feasible, we structure executive compensation to preserve deductibility for federal income tax purposes. In this regard, our stock compensation plans are designed to preserve, to the extent otherwise available, the deductibility of income realized upon the exercise of stock options. Moreover, our Executive Incentive Plan, under which our annual incentive program is established, is designed to facilitate the deductibility of the annual bonus awards under Section 162(m). Nevertheless, we retain the discretion to authorize compensation that may not be deductible, and it is possible that some portion of compensation paid to our executives in future years will be non-deductible, particularly if a change in control occurs.

As noted above, under our change in control arrangements, we will make an additional payment to Mr. Miller if payments to him resulting from a change in control are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. It is possible that a change in control could result in our making additional payments to Mr. Miller. As noted above, we no longer provide for these payments in change of control agreements with persons who become executive officers. Mr. Miller’s change-in-control agreement will terminate in May 2014 upon his retirement from our company.

STOCK OWNERSHIP GUIDELINES

In February 2008, our Board established stock ownership guidelines for our named executive officers and other executives to further align the interests of management with those of our stockholders and to further encourage long-term performance. The ownership guidelines are expressed in terms of the stock ownership value, which consists of value attributable to shares in our 401(k) plan, restricted stock and a portion of stock options held by the executive (described below), as a multiple of that executive’s base salary, as follows:

Position	Required Stock Ownership Value (as a multiple of base salary)
Chief Executive Officer	5 x base salary
Other Executive Officers	2 x base salary

Each of our executive officers has until five years after the date of his appointment or promotion to an executive officer position to satisfy the required stock ownership value. The guidelines applicable to each of our current executive officers at December 31, 2013, and the executive officer’s progress towards achieving the required stock ownership value, are shown on the following table:

Name	Applicable Base Salary(1)	Required Stock Ownership Value(2)	Stock Ownership Value at 12/31/2013(3)
Benson F. Smith	$832,000	$4,160,000	$7,190,788
Thomas E. Powell	$450,000	$ 900,000	$973,820
Liam Kelly	$429,816	$ 859,631	$1,230,045

(1)	Applicable base salary refers to the base salaries in effect on December 31, 2013.

(2)	Messrs. Smith, Powell and Kelly must satisfy the required stock ownership value requirements by January 2016, March 2017 and June 2017, respectively.

(3)	Stock ownership value is calculated based on the number of shares owned by the executive officer or members of his immediate family residing in the same household, shares held for the executive officer’s account in our 401(k) plan and restricted stock held by the executive officer, multiplied by the closing market price of a share of our common stock on December 31, 2013, as reported by the New York Stock Exchange. In addition, stock ownership value includes one-half of the aggregate amount by which shares underlying vested, “in-the-money” stock options held by the executive, multiplied by the closing stock price of a share of our common stock December 31, 2013, exceeds the aggregate exercise price of those options.

2013 STOCKHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION

At our 2013 annual meeting, our stockholders approved, on an advisory basis, the compensation paid to our named executive officers, as disclosed under the SEC’s compensation disclosure rules, including the compensation discussion and analysis, the compensation tables and any related materials disclosed in the proxy statement for the 2013 annual meeting. The stockholder vote in favor of named executive officer compensation totaled approximately 96.5 percent of all votes cast, including abstentions. We considered the results of the advisory vote and determined that, in light of this strong stockholder support, no revisions to our executive officer compensation program need be made in response to the vote.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and, through incorporation by reference, in our Annual Report on Form 10-K for the year ended December 31, 2013.

WILLIAM R. COOK, CHAIRMAN	JEFFREY A. GRAVES	STUART A. RANDLE

SUMMARY COMPENSATION TABLE – 2013

The following table sets forth compensation information with respect to the Company’s Chief Executive Officer, Chief Financial Officer and each other person who was an executive officer during 2013. These individuals are referred to in this Proxy Statement as the “named executive officers.”

Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation (5)	Total
Benson F. Smith Chairman, President and Chief Executive Officer	2013 2012 2011	$826,585 $800,000 $738,462	– – $100,000	$761,486 $698,552 $670,477	$1,335,472 $1,299,257 $1,241,690	$1,416,442 $2,598,882 $1,044,000	– – –	$261,426 $363,359 $292,973	$4,601,411 $5,760,050 $4,087,602

Thomas E. Powell(6) Executive Vice President and Chief Financial Officer	2013 2012 2011	$441,461 $380,192 $115,077	– – $100,000	$280,049 $93,111 $86,919	$491,168 $173,050 $155,387	$343,759 $262,789 $45,053	– – –	$240,899 $57,588 $22,242	$1,797,336 $966,730 $524,678

Laurence G. Miller(7) Former Exec. Vice President, Chief Admin Officer, General Counsel and Secretary	2013 2012 2011	$462,462 $450,000 $431,268	– – –	$291,233 $267,213 $384,736	$510,822 $496,966 $477,199	$356,874 $413,406 $274,050	–(9) $9,526 $31,140	$87,876 $83,818 $79,462	$1,709,267 $1,720,929 $1,677,855

Liam Kelly(8) Executive Vice President and President – International	2013 2012 2011	$427,060 $355,383 $308,084	– – –	$211,079 $113,830 $215,052	$369,968 $211,651 –	$280,320 $260,123 $124,166	– – –	$83,092 $72,234 $32,622	$1,371,519 $1,013,221 $679,924

(1)	Messrs. Smith, Powell and Miller deferred $24,798, $13,244 and $46,495, respectively, of their 2013 salary into a deferral account under our Deferred Compensation Plan. See “Non-Qualified Deferred Compensation – 2013” for additional information.

(2)	The amounts shown in this column represent the aggregate grant date fair value of the restricted stock awards granted in 2013, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation” (“ASC Topic 718”). A discussion of the assumptions used in calculating these values may be found in Notes 1 and 12 to our 2013 audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC. See the Grants of Plan-Based Awards – 2013 table for additional information. Pursuant to the transition and post-employment benefits agreement we entered into with Mr. Miller in November 2013, we vested Mr. Miller in the restricted stock award granted to him in 2013 and all other unvested restricted stock awards previously granted to him, effective in January 2014. See the section entitled “Retirement of Laurence G. Miller” under “Compensation Discussion and Analysis – Executive Compensation Overview,” for additional information regarding the vesting of these awards.

(3)	The amounts shown in this column represent the aggregate grant date fair value of the stock option awards granted in 2013, determined in accordance with ASC Topic 718. A discussion of the assumptions used in calculating these values may be found in Notes 1 and 12 to our 2013 audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC. See the Grants of Plan-Based Awards – 2013 table for additional information. Pursuant to the transition and post-employment benefits agreement we entered into with Mr. Miller in November 2013, we vested Mr. Miller in the stock option award granted to him in 2013 and the unvested portion of stock options previously granted to him, effective in January 2014. See the section entitled “Retirement of Laurence G. Miller” under “Compensation Discussion and Analysis – Executive Compensation Overview,” for additional information regarding the vesting of these awards.

(4)	The amounts shown in this column represent the amounts paid to the named executive officers under the Company’s 2013 annual incentive program. See the section entitled “Annual Executive Incentive Compensation” under “Compensation Discussion and Analysis – 2013 Compensation,” for additional information regarding the annual incentive awards. Messrs. Smith and Powell elected to defer $708,221 and $34,376, respectively, of their 2013 non-equity incentive plan compensation into a deferral account under our Deferred Compensation Plan. See “Non-Qualified Deferred Compensation – 2013” for additional information.

(5)	The amounts shown in this column consist of the components set forth in the table below, which include the matching contributions we provide with respect to each named executive officer’s 401(k) plan contributions, the non-elective and matching contributions we provide to each named executive officer’s deferred compensation account under our Deferred Compensation Plan, the dollar value of life insurance premiums that we paid for the benefit of each named executive officer and perquisites. The amounts set forth below with respect to the costs we incurred to provide the named executives officers with a company car are calculated based upon the lease and insurance costs incurred by the Company with respect to the vehicle used by the named executive officer, as well as any fuel and maintenance costs reimbursed by the Company to the named executive officer. The amount set forth below with respect to the costs incurred by the Company to provide Mr. Smith with personal use of the Company aircraft is calculated based upon the actual incremental cost to the Company to operate the aircraft, including the cost of fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees, trip-related hangar and parking costs and other variable costs.

Name	Defined Contribution Plan Matching Contributions	Deferred Compensation Plan Contributions	Life Insurance Premiums	Perquisites(a)
Mr. Smith	$12,750	$133,321	$3,054	$112,301
Mr. Powell	$12,750	$41,951	$1,854	$184,344
Mr. Miller	$12,750	$45,117	$1,854	$28,155
Mr. Kelly	$51,247	–	$739	$31,106

(a)	The amount shown with respect to (i) Mr. Smith includes $71,690 in incremental costs we incurred to provide Mr. Smith with personal use of our aircraft and $40,611 in incremental costs we incurred to provide Mr. Smith with use of a company car; and (ii) Mr. Powell includes $158,539 in costs we incurred in connection with his relocation and $25,805 in incremental costs we incurred to provide Mr. Powell with use of a company car. The amounts shown for each of Messrs. Miller and Kelly represent the incremental costs we incurred to provide him with use of a company car.

(6)	Mr. Powell joined the Company in August 2011.

(7)	In connection with his announced retirement from Teleflex, Mr. Miller stepped down from his position as Executive Vice President, Chief Administrative Officer and General Counsel, effective November 1, 2013, and his position as Secretary, effective February 19, 2014. He will remain an employee through his planned retirement date of May 2, 2014, during which time he will continue to transition his responsibilities to other members of senior management. See the section entitled “Retirement of Laurence G. Miller” under “Compensation Discussion and Analysis – Executive Compensation Overview,” for additional information.

(8)

Mr. Kelly receives his cash compensation in euros. The amounts reported in the “Salary,” “Bonus,” “Non-Equity Incentive Plan Compensation” and the “All Other Compensation” columns were converted to U.S. dollars using the exchange rate in effect as of December 31st of the year presented. The exchange rate used for 2013 was 1.3776 euros per dollar, for 2012 was 1.3185 euros per dollar and for 2011 was 1.2959 euros per dollar.

(9)	The present value of Mr. Miller’s accumulated pension benefit decreased by $9,817 in 2013. See the Pension Benefits – 2013 table and accompanying narrative for additional information, including the present value assumptions used in this calculation.

GRANTS OF PLAN-BASED AWARDS – 2013

The following table sets forth information regarding our grants of plan based awards to the named executive officers during the fiscal year ended December 31, 2013. Pursuant to the transition and post-employment benefits agreement we entered into with Mr. Miller in November 2013, all of Mr. Miller’s 2013 plan–based awards vested in January 2014.

Name	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2)	All Other Option Awards: Number of Securities Underlying Options(3)	Exercise or Base Price of Option Awards(4)	Grant Date Fair Value of Stock and Option Awards(5)
			Threshold	Target	Maximum
Benson F. Smith(6)	3/14/2013 2/26/2013 2/26/2013 2/20/2013	3/14/2013 2/20/2013 2/20/2013 2/20/2013	– – – $309,969	– – – $1,239,877	– – – $2,479,754	13,460 – 10,213 –	– 94,313 – –	– $78.62 – –	$1,052,664 $1,335,472 $761,486 –

Thomas E. Powell	2/26/2013 2/26/2013 2/20/2013	2/19/2013 2/19/2013 2/19/2013	– – $77,256	– – $309,023	– – $618,046	– 3,756 –	34,687 – –	$78.62 – –	$491,168 $280,049 –

Laurence G. Miller	2/26/2013 2/26/2013 2/19/2013	2/19/2013 2/19/2013 2/19/2013	– – $80,931	– – $323,723	– – $647,446	– 3,906 –	36,075 – –	$78.62 – –	$510,822 $291,233 –

Liam Kelly(7)	3/14/2013 3/14/2013 2/26/2013 2/26/2013 2/19/2013	3/14/2013 3/14/2013 2/19/2013 2/19/2013 2/19/2013	– – – – $64,059	– – – – $256,236	– – – – $512,472	– 388 – 2,424 –	3,579 – 22,383 – –	$82.26 – $78.62 – –	$53,025 $30,344 $316,943 $180,735 –

(1)	Represents the threshold, target and maximum payments the named executive officer was eligible to receive based upon achievement of the metrics under our 2013 annual incentive program. The amounts shown in this column for Mr. Kelly, who receives his cash compensation in euros, were converted to U.S. dollars using an exchange rate of 1.3776 euros per dollar, which was the exchange rate in effect as of December 31, 2013. The amounts actually paid to each named executive officer under this award are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. See the section entitled “Annual Executive Incentive Compensation” under “Compensation Discussion and Analysis – 2013 Compensation,” for additional information regarding the annual incentive awards.

(2)	The amounts shown in this column reflect the number of shares of restricted stock awarded to each named executive officer under our 2008 Stock Incentive Plan. All of the shares of restricted stock granted to the named executive officers will vest on the third anniversary of the grant date. See the section entitled “Equity Incentive Compensation” under “Compensation Discussion and Analysis – 2013 Compensation,” for additional information regarding the restricted stock awards.

(3)	The amounts shown in this column reflect the number of shares of our common stock underlying options granted to each named executive officer under our 2008 Stock Incentive Plan. The options vest in three equal annual installments beginning on the first anniversary of the grant date. See the section entitled “Equity Incentive Compensation” under “Compensation Discussion and Analysis – 2013 Compensation,” for additional information regarding the stock option awards.

(4)	Stock options awarded under our 2008 Stock Compensation plan have an exercise price equal to the closing price of our common stock on the date of grant.

(5)	The amounts shown in this column represent the aggregate grant date fair value of the stock and option awards granted in 2013, determined in accordance with ASC Topic 718. A discussion of the assumptions used in calculating these values may be found in Notes 1 and 12 to our 2013 audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC.

(6)	Mr. Smith’s March 14, 2013 stock award was granted to him as a supplemental award under our 2012 annual incentive plan and is reflected in the compensation paid to Mr. Smith in 2012 under the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(7)	Mr. Kelly received additional stock option and stock award grants on March 14, 2013 in connection with an increase in his equity incentive compensation target.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END – 2013

The following table sets forth information with respect to the outstanding stock options and unvested restricted stock held by each named executive officer on December 31, 2013. Pursuant to the transition and post-employment benefits agreement we entered into with Mr. Miller in November 2013, all of Mr. Miller’s outstanding unvested stock options and restricted stock awards vested in January 2014.

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested(3)
Name	Grant Date	Exercisable	Unexercisable(1)
Benson F. Smith	3/14/2013 2/26/2013 2/26/2013 2/28/2012 2/28/2012 3/1/2011 3/1/2011 3/1/2010 3/2/2009 3/4/2008 2/27/2007 2/22/2006 4/29/2005	– – – 36,827 – 71,982 – 2,000 2,000 2,000 2,000 2,000 5,000	– 94,313 – 73,654 – 35,991 – – – – – – –	– $78.62 – $59.75 – $57.78 – $61.34 $46.12 $56.25 $67.25 $64.25 $53.00	– 2/26/2023 – 2/28/2022 – 3/1/2021 – 3/1/2020 3/2/2019 3/4/2018 2/27/2017 2/22/2016 4/29/2015	13,460 – 10,213 – 12,543 – 12,471 – – – – – –	$1,263,356 – $958,592 – $1,177,286 – $1,170,528 – – – – – –

Thomas E. Powell	2/26/2013 2/26/2013 3/13/2012 3/13/2012 2/28/2012 2/28/2012 9/20/2011 9/20/2011	– – 2,042 – 2,860 – 9,838 –	34,687 – 4,085 – 5,722 – 4,920 –	$78.62 – $59.81 – $59.75 – $56.00 –	2/26/2023 – 3/13/2022 – 2/28/2022 – 9/20/2021 –	– 3,756 – 696 – 975 – 1,700	– $352,538 – $65,327 – $91,514 – $159,562

Laurence G. Miller	2/26/2013 2/26/2013 2/28/2012 2/28/2012 4/29/2011 4/29/2011 3/1/2011 3/1/2011 3/1/2010 3/2/2009 3/4/2008 2/26/2007 2/21/2006 3/7/2005	– – 14,086 – 5,736 – 21,751 – 35,547 29,761 23,836 11,768 13,373 12,596	36,075 – 28,173 – 2,869 – 10,876 – – – – – – –	$78.62 – $59.75 – $63.01 – $57.78 – $61.34 $46.12 $56.25 $68.25 $64.00 $52.50	2/26/2023 – 2/28/2022 – 4/29/2021 – 3/1/2021 – 3/1/2020 3/2/2019 3/4/2018 2/26/2017 2/21/2016 2/7/2015	– 3,906 – 4,798 – 3,088 – 3,768 – – – – – –	– $366,617 – $450,340 – $289,840 – $353,664 – – – – – –

Liam Kelly	3/14/2013 3/14/2013 2/26/2013 2/26/2013 6/25/2012 6/25/2012 2/28/2012 2/28/2012 3/1/2011	– – – – 2,237 – 3,754 – –	3,579 – 22,383 – 4,474 – 7,509 – –	$82.26 – $78.62 – $59.96 – $59.75 – –	3/14/2023 – 2/26/2023 – 6/25/2022 – 2/28/2022 – –	– 388 – 2,424 – 762 – 1,279 4,000	– $36,418 – $227,517 – $71,521 – $120,047 $375,440

(1)	The stock options granted to Mr. Smith (a) in 2013, 2012 and 2011 vest in three equal annual installments beginning on the first anniversary of the grant date; and (b) prior to 2011 were granted to him in respect of his service as a non-employee director and were fully vested at the time of grant, with the exception of the stock options granted on April 29, 2005, which fully vested on October 29, 2005. The stock options granted to Messrs. Powell and Kelly vest in three equal annual increments beginning on the first anniversary of the date of grant. Mr. Miller’s stock options initially had the same vesting terms as Messrs. Powell’s and Kelly’s stock options; however, all of Mr. Miller’s unvested stock options vested in January 2014 pursuant to the terms of his transition and post-employment benefits agreement.

(2)	The outstanding restricted stock awards granted to Messrs. Smith, Powell and Kelly vest 100% on the third anniversary of the grant date. Mr. Miller’s restricted stock awards initially had the same vesting terms; however, all of Mr. Miller’s outstanding restricted stock awards vested in January 2014 pursuant to the terms of his transition and post-employment benefits agreement.

(3)	The amounts set forth in this column represent the market value of the unvested shares of restricted stock held by the named executive officer using a market price of $93.86 per share, which was the closing price of our common stock on December 31, 2013, as reported by the New York Stock Exchange.

OPTION EXERCISES AND STOCK VESTED – 2013

The following table sets forth information regarding the number of shares acquired on the exercise of stock options by, and the vesting of restricted stock held by, the named executive officers during the fiscal year ended December 31, 2013.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Benson F. Smith	–	–	–	–
Thomas E. Powell	–	–	–	–
Laurence G. Miller(3)	6,434	$226,005	3,856	$307,285
Liam Kelly	–	–	3,000	$239,070

(1)	The value realized is equal to the difference between the market price per share of the shares acquired on the date of exercise (the closing price per share of our common stock, as reported by the New York Stock Exchange, on the date of exercise) and the exercise price, multiplied by the number of shares underlying the options.

(2)	The value realized is equal to the market price per share on the vesting date (the closing price per share of our common stock, as reported by the New York Stock Exchange, on the date of exercise) multiplied by the number of restricted shares that vested. The shares of restricted stock included in the table with respect to Messrs. Miller and Kelly, which vested on March 1, 2013, reflect a market price per share of $79.69, which was the closing price of our common stock on the vesting date, as reported by the New York Stock Exchange.

(3)	On November 22, 2013, Mr. Miller acquired 6,434 shares of our common stock through the exercise of a stock option to purchase 1,562 shares with an exercise price of $64.00 per share, a stock option to purchase 1,465 shares with an exercise price of $68.25 per share, a stock option to purchase 1,777 shares with an exercise price of $56.25 per share and a stock option to purchase 1,630 shares with an exercise price of $61.34 per share. The shares underlying options exercised by Mr. Miller had a market price of $97.28 per share, which was the closing price of our common stock on the date of exercise, as reported by the New York Stock Exchange.

PENSION BENEFITS – 2013

We have sponsored the Teleflex Incorporated Retirement Income Plan (“TRIP”), a qualified defined benefit pension plan. Effective January 1, 2006, the TRIP was closed to new employees, and, effective January 1, 2009, no further benefits could be accrued under the TRIP.

Under the TRIP, a participant accumulated units of annual pension benefit for each year of service. With respect to the years of service applicable to the named executive officers, a participant’s unit was equal to 1.375% of his or her prior year’s annual plan compensation not in excess of social security covered compensation, plus 2.0% of such compensation in excess of the social security covered compensation. The annual plan compensation taken into account under this formula included base salary and annual incentive award payments.

Participants in the TRIP generally vested in their plan benefits after completing five years of qualifying service or, if earlier, upon reaching normal retirement age, which, for purposes of the TRIP, is age 65. In addition to the normal retirement benefit, the TRIP provides reduced benefits upon early retirement, which may occur after a participant has reached age 60 and has completed 10 years of qualifying service. The TRIP also provides limited benefits upon termination due to disability.

Mr. Miller is the only named executive officer that currently participates in the TRIP and has vested in his plan benefits. Messrs. Smith, Powell and Kelly have not participated in the TRIP because their employment commenced after the date on which the TRIP was closed to new participants. The table below shows, as of December 31, 2013, the number of years of service credited under the TRIP to Mr. Miller and the present value of the accumulated benefit payable to Mr. Miller under such plan.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1)	Payments During Last Fiscal Year
Laurence G. Miller	TRIP	4.0	$129,518	–

(1)	The accumulated benefit is based on service and earnings for the period through December 31, 2008, after which no further benefits could be accrued. The present value has been calculated assuming Mr. Miller will commence receipt of benefits at age 65, the age at which retirement may occur without any reduction in benefits, and that the benefit is payable under the available forms of annuity consistent with the assumptions described in note 14 to the audited financial statements appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC. The interest assumption is 5.11%, and the mortality assumption is based on the RP-2000 Generational Mortality Table.

NONQUALIFIED DEFERRED COMPENSATION – 2013

We maintain our Deferred Compensation Plan, under which executives, including the named executive officers, may defer up to 100 percent of their cash compensation (salary, annual incentive awards and, if applicable, long-term cash incentive awards). Participants also may defer awards of restricted stock or restricted stock units. Salary and restricted stock deferral elections are made by eligible executives in December of each year in respect of salary to be earned and restricted stock awards to be granted in the following year. With respect to deferral elections for annual incentive and long-term cash incentive awards, the election must be made no later than six months prior to the end of the performance period applicable to such award. Participants in our Deferred Compensation Plan may direct the investment of deferred cash amounts into a fixed interest fund or one or more notional funds, and the value of the participants’ investments will increase or decrease based on the applicable fixed income rate or performance of the underlying securities. Deferrals of restricted stock awards are invested in the Teleflex stock fund.

In addition, we provide a matching contribution to executives’ accounts with respect to cash amounts deferred by those executives into the Deferred Compensation Plan, up to an amount equal to three percent of the participant’s annual cash compensation. A participant will become vested in our matching contributions once the participant has completed two years of service or, if earlier, upon reaching age 65, or upon death or total disability. We also provide non-elective contributions to executives’ accounts in an amount equal to five percent of the participant’s annual cash compensation, less the maximum matching contribution the participant is eligible to receive under our 401(k) Plan. A participant will become vested in the additional contribution once the participant has completed five years of service or, if earlier, upon reaching age 65, death or total disability. In 2013, Messrs. Smith, Miller and Powell were eligible to receive matching and non-elective contributions under the plan. Mr. Kelly does not currently participate in our Deferred Compensation Plan due to the fact that participation is currently limited to U.S. employees.

The following table shows the funds available under the Deferred Compensation Plan and their respective annual rate of return for the calendar year ended December 31, 2013. Account balances in the Teleflex stock fund must remain in that fund and cannot be transferred to any other investment option. Additionally, distributions of balances invested in the Teleflex stock fund are made in the form of shares of Teleflex stock; distributions from other funds are payable in cash.

Name of Fund	Rate of Return
Fixed Income Fund	2.87%
Vanguard 500 Index	32.18%
Vanguard Mid-Cap Index	35.00%
Vanguard Small-Cap Index	37.62%
Teleflex Stock Fund	33.63%

A participant may elect to receive payment of deferred amounts, either in a lump-sum or in annual installments over a period of five or ten years, commencing upon separation from service, on a fixed date following separation from service or on an alternative date selected by the participant. Changes in the time or form of payment may be made in compliance with advance notice requirements under the plan, provided that the commencement of the revised payment schedule must be deferred by at least five years from the original commencement date.

The following table sets forth information for the fiscal year ended December 31, 2013 regarding contributions, earnings and balances under our deferred compensation plan for each named executive officer:

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year(1)	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals / Distributions	Aggregate Balance at Last Fiscal Year-End(2)
Benson F. Smith	$24,798	$133,321	$43,694	–	$405,942
Thomas E. Powell	$39,523	$41,951	$12,912	–	$94,386
Laurence G. Miller	$46,495	$45,117	$126,324	–	$2,090,297
Liam Kelly	–	–	–	–	–

(1)	The amounts set forth in this column consist of non-elective and matching contributions made to each named executive officer’s account under our Deferred Compensation Plan. Non-elective contributions were made for Messrs. Smith, Powell and Miller in the amounts of $108,523, $22,472 and $31,168, respectively. Matching contributions made for Messrs. Smith, Powell and Miller were $24,798, $19,479 and $13,949, respectively. The amounts set forth in this column are included in the Summary Compensation Table in the “All Other Compensation” column for 2013.

(2)	The following amounts were reported in the Summary Compensation Table in prior years: Mr. Smith, $147,392 (2011 to 2012); and Mr. Miller, $136,883 (2009 to 2012).

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

In this section, we describe payments and benefits that would be provided to our named executive officers upon several events of termination, including termination in connection with a change of control, assuming the termination event occurred on December 31, 2013. The information in this section does not include information relating to the following:

•	distributions under our deferred compensation plan. See “Nonqualified Deferred Compensation – 2013” for information regarding this plan;

•	distributions under the TRIP. See “Pension Benefits – 2013” for information regarding the TRIP;

•	restricted shares and shares underlying options that vested prior to the termination event. See the “Outstanding Equity Awards at Fiscal Year-End – 2013” table;

•	short-term incentive payments that would not be increased due to the termination event;

•	benefits that would be provided upon death or disability under supplemental life and/or disability insurance policies that we maintain for the benefit of our named executive officers; and

•	other payments and benefits provided on a nondiscriminatory basis to salaried employees generally upon termination of employment, including under our 401(k) plan.

Employment and Severance Arrangements

Executive Officer Severance Agreements

We have entered into agreements with each of our current executive officers that provide for specified severance compensation and benefits in the event we terminate their employment without “cause,” as defined in the agreements, or if the executive terminates employment for “good reason,” as defined in the agreements, other than in connection with a change of control. The severance compensation consists of the following:

•

continued payment of the executive’s base salary for a period of 24 months with respect to Mr. Smith, 18 months with respect to Mr. Powell (subject to increase by one month for each year of full-time employment by Mr. Powell, up to an additional six months) and 15 months with respect to Mr. Kelly (the “Severance Period”), provided that, in the case of Mr. Kelly, this amount will be reduced by any statutory “redundancy payment” to which he is entitled under Irish law;

•

if the executive is terminated before the last day, but after the completion of at least six months, of a performance period under the annual incentive plan, the payment of a pro rated amount of the annual incentive award the executive would have been entitled to receive for the year in which his employment was terminated (for purposes of the proration, the individual performance component will be equal to the target award for the component);

•

continued health, life and accident insurance, exclusive of costs that would have been borne by the executive in accordance with our applicable policy then in effect (provided that, with respect to Mr. Kelly, these benefits will be provided exclusive of statutory deductions and plan limitations or exclusions in the relevant plan), until the end of the Severance Period or until the executive is eligible for such benefits in connection with future employment, whichever occurs first; at our option, we may choose to provide to the executive a monthly cash payment equal to the executive’s after-tax cost to obtain comparable health insurance coverage from commercial sources, subject to the executive bearing a portion of the cost in accordance with our policy then in effect for employee cost sharing (provided that, in the case of Mr. Kelly, in the event continued coverage is not permitted under the relevant plan, we will pay, subject to statutory deductions, an amount equivalent to the cost of coverage on the same basis as if Mr. Kelly continued to participate);

•

if an executive, other than Mr. Kelly, was provided with the use of an automobile or cash allowance for an automobile, payment during the Severance Period of a cash allowance equal to the amount it would cost the executive to lease the vehicle utilized by the executive at the time of his or her termination, or, in the case of Mr. Kelly, continuation of his cash vehicle allowance in accordance with normal pay practices; and

•	reimbursement for executive outplacement services in an amount up to €16,000 with respect to Mr. Kelly and $20,000 with respect to each of the other executives.

As part of Mr. Miller’s transition and post-employment benefits agreement with the Company (described below), Mr. Miller agreed that he would not be entitled to the severance compensation and benefits described above.

Laurence G. Miller Transition and Post-Employment Benefits Agreement

In October of 2013, we entered into an agreement with Mr. Miller to provide him with certain transition and post-employment benefits in connection with his announced retirement from Teleflex. Under the agreement, we agreed to accelerate the vesting of Mr. Miller’s outstanding equity awards, effective January 1, 2014, resulting in the vesting of an aggregate of 15,560 shares of restricted stock and stock options to purchase 77,993 shares previously granted to Mr. Miller in 2011, 2012 and 2013. We also agreed to continue making bi-weekly payments to Mr. Miller through his planned retirement date of May 2, 2014 at a rate equal to his current base salary. We further agreed to continue to provide Mr. Miller with health care coverage, life insurance and a company car for a period of two years after his retirement, in each case, at levels consistent with those currently provided to Mr. Miller. As noted above, Mr. Miller waived his rights to any severance compensation and benefits that would have been provided under a prior agreement with us.

The following table sets forth the potential post-termination payments and benefits Messrs. Smith, Miller, Powell and Kelly would be entitled to receive under the agreements described above, assuming the triggering event under the agreements occurred on December 31, 2013.

Name	Base Salary(1)	Bonus Payments(2)	Vesting Of Unvested Stock Options And Restricted Stock(3)	Health Benefits(4)	Life and Accident Insurance(5)	Auto- mobile(6)	Executive Outplacement(7)	Total
B. Smith	$1,664,000	$1,416,422	–	$29,640	$6,108	$37,416	$20,000	$3,173,586
T. Powell	$750,000	$343,759	–	$24,700	$3,090	$28,120	$20,000	$1,169,669
L. Miller	$162,000	$356,874	$3,452,140	$23,724	$5,003	$40,774	–	$4,040,515
L. Kelly	$537,270	$280,320	–	$7,686	$924	$22,500	$22,042	$870,742

(1)	The amounts set forth in this column with respect to Messrs. Smith, Powell and Kelly reflect the severance pay the named executive officers would be entitled to receive based upon salaries in effect as of December 31, 2013, and, assumes that severance will be provided for a period of (a) 24 months with respect to Mr. Smith, (b) 20 months with respect to Mr. Powell and (c) 15 months with respect to Mr. Kelly, which, in each case, is the period during which severance pay would have been provided if they were terminated at December 31, 2013. The amount set forth with respect to Mr. Miller reflects the amount that we are required to pay him in respect of the continuation of his base salary from December 31, 2013 through his planned retirement date of May 2, 2014.

(2)	The amounts set forth in this column reflect the actual cash incentive award each executive received for 2013, as reflected in the Summary Compensation Table.

(3)

The amount set forth in this column represents the value Mr. Miller would realize upon the vesting of the unvested stock options and restricted stock held by him as of December 31, 2013. The value of the unvested stock options was calculated based upon the difference between the aggregate market value of the shares of common stock underlying the unvested stock options and the aggregate exercise price of those stock options. The value of the unvested shares of restricted stock held by Mr. Miller was calculated based upon the aggregate market value of such shares. We used a price of $93.86 per share, which was the closing price of our common stock on December 31, 2013, as reported by the New York Stock Exchange, to determine market value in both of these calculations.

(4)	The amounts set forth in this column have been calculated based upon the health coverage rates in effect as of December 31, 2013, and assume that coverage will be provided for a period of (a) 24 months with respect to Mr. Smith, (b) 20 months with respect to Mr. Powell, (c) 29 months with respect to Mr. Miller and (d) 15 months with respect to Mr. Kelly, which, in each case, is the period during which health coverage would have been provided if they were terminated at December 31, 2013.

(5)	The amounts set forth in this column have been calculated based upon the life and accident insurance rates in effect as of December 31, 2013, and assumes that the insurance will be provided for a period of (a) 24 months with respect to Mr. Smith, (b) 20 months with respect to Mr. Powell, (c) 29 months with respect to Mr. Miller and (d) 15 months with respect to Mr. Kelly, which, in each case, is the period during which life and accident insurance would have been provided if they were terminated at December 31, 2013.

(6)	The amounts set forth in this column assume that the vehicle allowance will be provided for a period of (a) 24 months with respect to Mr. Smith, (b) 20 months with respect to Mr. Powell, (c) 29 months with respect to Mr. Miller and (d) 15 months with respect to Mr. Kelly, which, in each case, is the period during which the allowance would have been provided if they were terminated at December 31, 2013.

(7)	The amounts set forth in this column represent the maximum payment the named executive officer would be entitled to receive for outplacement services under the agreement.

Change-of-Control Arrangements

We have entered into agreements with each of our executive officers that provide for specified severance compensation and benefits in the event that a Change in Control (as defined in the agreements) occurs, and the executive’s employment is terminated within two years after the Change in Control either by the executive for “good reason,” as defined in the agreement, or by us for any reason other than “disability” or “cause,” each as defined in the agreements. The severance compensation consists of the following:

•

if no amount has been awarded to the executive under any plan providing for payment of a cash bonus in the year of termination, the executive will receive a bonus payment equal to the target award under such plan;

•

the executive’s target bonus under each bonus plan providing for payment of a cash bonus in the year following the year in which the executive’s employment was terminated, pro rated based on the number of days the executive was employed during the applicable performance period under such bonus plan;

•

payment of the executive’s base salary (based on the highest salary rate in effect for the executive at the time of, or at any time after the Change in Control) for a specified period after termination of employment, which period is equal to three years for Mr. Smith, two years for Messrs. Miller and Powell and twenty-one months for Mr. Kelly (the “CIC Severance Period”);

•

annual payments during the CIC Severance Period, each equal to the sum of the target awards under each bonus plan providing for payment of a cash bonus in the year following the year in which the executive’s employment was terminated;

•	immediate vesting of all unvested stock options and restricted stock held by the executive;

•

continuation of health insurance during the CIC Severance Period or, if the executive is not eligible for continued coverage after termination, reimbursement during the CIC Severance Period, on an after-tax basis, of any premiums the executive is required to pay in order to maintain coverage at a level comparable to the coverage he last elected for himself, his spouse and dependents under our health care plan, exclusive of costs that would have been borne by the executive in accordance with our applicable policy then in effect for employee participation in premiums;

•

if the executive was provided with the use of an automobile or cash allowance for an automobile, payment during the CIC Severance Period of a cash allowance equal to the amount it would cost the executive to lease the vehicle utilized by the executive at the time of his or her termination;

•

a cash payment equal to the non-elective contribution the executive would have been entitled to receive under our Deferred Compensation Plan in respect of three additional years of service, in the case of Mr. Smith, and two additional years of service, in the case of Messrs. Miller, Powell and Kelly; and

•	reimbursement for executive outplacement services in an amount up to $20,000.

The agreement for Mr. Miller also provides for payments to reimburse him for any excise taxes imposed under Section 4999 of the Internal Revenue Code that may be incurred by him if it is determined that any payment or distribution under the agreement would constitute an “excess parachute” payment within the meaning of Sections 280G and 4999 of the Internal Revenue Code, as well as for additional taxes resulting from the reimbursement. Effective in 2009, we determined to no longer include the additional payment provisions in change of control agreements with persons who become executive officers. Therefore, the provisions do not apply to Messrs. Smith, Powell or Kelly. Mr. Miller’s change-in-control agreement will terminate in May 2014 upon his retirement from our company.

The executive change in control agreements have an initial term of three years, and automatically renew for successive one year periods unless we terminate the agreements. However, notwithstanding any termination by us, the executive change in control agreements will remain in effect for a period of at least two years following a Change in Control that occurs during the term of the agreement.

The following table sets forth information regarding the potential payments and benefits Messrs. Smith, Miller, Powell and Kelly would have been entitled to receive under the agreements described above assuming the triggering event under the agreements occurred on December 31, 2013.

Name	Base Salary	Annual Cash Incentive Award Payments(1)	Vesting Of Unvested Stock Options And Restricted Stock(2)	Health Benefits(3)	Auto- Mobile(4)	Deferred Compen- sation Plan Payments(5)	Executive Out- placement(6)	Total
B. Smith	$2,496,000	$5,160,422	$9,817,985	$51,870	$56,124	$299,013	$20,000	$17,901,414
T. Powell	$900,000	$973,759	$1,718,113	$37,050	$33,744	$53,876	$20,000	$3,736,542
L. Miller	$936,000	$1,012,074	$3,452,140	$25,620	$31,632	$56,987	$20,000	$5,534,454
L. Kelly	$752,177	$796,099	$1,621,376	$10,761	$25,725	–	$20,000	$3,226,138

(1)	The amounts set forth in this column represent the sum of the actual cash incentive award payment the named executive officers received for the fiscal year ended December 31, 2013, as reflected in the Summary Compensation Table, and the aggregate target awards payable during the (a) three year period following the change of control for Mr. Smith, (b) two year period following the change of control for Messrs. Powell and Miller and (c) 21 month period following the change of control for Mr. Kelly.

(2)	The amounts set forth in this column represent the value the named executive officer would realize upon the vesting of the unvested stock options and restricted stock held by the named executive officer as of December 31, 2013. The value of the unvested stock options was calculated based upon the difference between the aggregate market value of the shares of common stock underlying the unvested stock options and the aggregate exercise price of those stock options. The value of the unvested shares of restricted stock held by each named executive officer was calculated based upon the aggregate market value of such shares. We used a price of $93.86 per share, which was the closing price of our common stock on December 31, 2013, as reported by the New York Stock Exchange, to determine market value in both of these calculations.

(3)	The amounts set forth in this column have been calculated based upon the health coverage rates for each named executive officer in effect as of December 31, 2013.

(4)	The amounts set forth in this column represent the vehicle allowance to be paid to Messrs. Smith, Powell, Miller and Kelly during the three year, two year and 21 month periods provided in their respective agreements, based upon automobile lease rates in effect as of December 31, 2013.

(5)	The amounts set forth in this column are equal to three times the amount of non-elective contribution we made to the Deferred Compensation Plan for the account of Mr. Smith in 2013, and two times the amount of such non-elective contributions for the respective accounts of Messrs. Powell and Miller in 2013.

(6)	The amounts set forth in this column represent the maximum payment we would be required to make to the named executive officer for outplacement services under the agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 1, 2014 (except as otherwise noted), information with respect to ownership of our securities by each person known by us to beneficially own more than 5% of our outstanding common stock, each director or nominee for director, each named executive officer and all directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table, we have been informed that each person listed has sole voting power and sole investment power over the shares of common stock shown opposite his or her name.

Name and Address of Beneficial Owner	Shares Beneficially Owned(a)		Percent of Outstanding Common Stock
BlackRock, Inc. 40 East 52nd Street New York, NY 10022(b)	3,217,598		7.80%

Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403(c)	3,030,669		7.35%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355(d)	2,273,745		5.52%

George Babich, Jr.	31,061	(e)	*
Patricia C. Barron	33,255	(f)	*
William R. Cook	36,458	(g)	*
W. Kim Foster	6,548	(h)
Jeffrey A. Graves	25,391	(i)	*
Liam Kelly	22,646	(j)	*
Stephen K. Klasko	23,052	(k)	*
Sigismundus W.W. Lubsen	34,630	(l)	*
Laurence G. Miller	226,860	(m)	*
Thomas E. Powell	25,967	(n)	*
Stuart A. Randle	20,171	(o)	*
Benson F. Smith	244,991	(p)	*
Harold L. Yoh III	31,844	(q)	*
James W. Zug	33,501	(r)	*
All directors and executive officers as a group (14 persons)	796,374	(s)	1.90%

*	Represents holdings of less than 1%.

(a)	“Beneficial ownership” is determined in accordance with SEC regulations. Therefore, the table lists all shares as to which the person listed has or shares the power to vote or to direct disposition. In addition, shares issuable upon the exercise of outstanding stock options exercisable on February 1, 2014 or within 60 days thereafter and shares issuable pursuant to restricted stock awards that will vest within 60 days thereafter are considered outstanding and to be beneficially owned by the person holding such options or restricted stock awards for the purpose of computing such person’s percentage of beneficial ownership, but are not considered outstanding for the purpose of computing the percentage of beneficial ownership of any other person.

(b)	Several subsidiaries of Blackrock, Inc. directly hold the shares listed in the table. The information in the table and this footnote is derived from an amendment to Schedule 13G filed by BlackRock, Inc. with the SEC on February 10, 2014, reporting beneficial ownership as of December 31, 2013. The number of shares held by such reporting persons may have changed since the filing of the amendment to Schedule 13G.

(c)

The shares listed in the table are beneficially owned by one or more investment companies or other managed accounts that are investment management clients of investment managers that are direct or indirect subsidiaries of Franklin Resources, Inc. (“FRI”). Franklin Advisory Services, LLC (“FAS”), an indirect wholly-owned subsidiary of FRI, exercises voting power for

2,477,269 shares listed in the table and investment power for 2,527,269 shares listed in the table, in each case, independently from FRI and its other investment management subsidiaries. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. FRI and Messrs. Charles and Rupert Johnson may be deemed to be, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, the beneficial owners of securities held by persons or entities for whom or for which FRI subsidiaries provide investment management services. The information in the table and this footnote is derived from an amendment to Schedule 13G filed by FRI, FAS and Messrs. Charles and Rupert Johnson with the SEC on February 11, 2014, reporting beneficial ownership as of December 31, 2013. The number of shares held by such reporting persons may have changed since the filing of the amendment to Schedule 13G.

(d)	The Vanguard Group has sole voting power for 25,582 shares, sole dispositive power for 2,250,863 shares and shared dispositive power for 22,882 shares, in each case, listed in the table. Two wholly-owned subsidiaries of The Vanguard Group, Inc. directly hold an aggregate of 25,582 shares listed in the table. The information in the table and this footnote is derived from an amendment to Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 12, 2014, reporting beneficial ownership as of December 31, 2013. The number of shares held by such reporting persons may have changed since the filing of the amendment to Schedule 13G.

(e)	Includes 1,000 shares held indirectly by Mr. Babich through the Baylee Consulting Plan and 23,578 shares underlying stock options.

(f)	Includes 3,000 shares held indirectly by Ms. Barron through the Patricia C. Barron Profit Sharing Plan, 2,000 shares held indirectly by Ms. Barron through the Patricia C. Barron Defined Benefit Pension Plan II and 22,578 shares underlying stock options.

(g)	Includes 22,578 shares underlying stock options.

(h)	Includes 5,763 shares underlying stock options.

(i)	Includes 19,578 shares underlying stock options.

(j)	Includes 17,206 shares underlying stock options and 4,000 shares underlying restricted stock awards.

(k)	Includes 17,578 shares underlying stock options.

(l)	Includes 22,578 shares underlying stock options.

(m)	Includes 220,478 shares underlying stock options.

(n)	Includes 25,593 shares underlying stock options and 374 shares held in the Company’s 401(k) Savings Plan which Mr. Powell has authority to direct voting.

(o)	Includes 15,578 shares underlying stock options.

(p)	Includes 228,064 shares underlying stock options, 12,471 shares underlying restricted stock awards and 599 shares held in the Company’s 401(k) Savings Plan which Mr. Smith has authority to direct voting.

(q)	Includes 20,578 shares underlying stock options.

(r)	Includes 25,578 shares underlying stock options.

(s)	Includes 687,306 shares underlying stock options, 16,471 shares underlying restricted stock awards and 973 shares held in the Company’s 401(k) Savings Plan which the employees have authority to direct voting.

CERTAIN TRANSACTIONS

Related Person Transactions Policy

In February 2011, our Board adopted a Related Person Transactions Policy for review and approval, rejection or ratification of “related person transactions.” A related person transaction is any transaction, arrangement or relationship (i) involving an amount exceeding $120,000, (ii) in which Teleflex or any of its controlled subsidiaries participate and (iii) in which a “related person” has a direct or indirect material interest. A “related person” is any Teleflex director or executive officer, any holder of more than 5% of our outstanding shares of common stock, any immediate family member of any of these persons and certain of their affiliates.

The policy includes procedures under which directors, director nominees and executive officers must provide information to the General Counsel before entry into a transaction that could be a related party transaction. If the transaction is subject to the policy, it is considered by the Audit Committee, which may approve or reject the transaction. The policy also addresses procedures for Audit Committee consideration of ratification of related person transactions that occur without its prior approval, including procedures designed to minimize the possibilities of future occurrences of such transactions without prior Audit Committee approval. The Audit Committee will approve only those related person transactions it finds to be in, or not inconsistent with, the best interests of Teleflex and its stockholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than ten percent of our common stock to file reports of ownership and changes in ownership of our common stock.

Based solely on a review of the copies of such reports and written representations from our directors and executive officers, we believe that, during the fiscal year ended December 31, 2013, all required filings under Section 16(a) were made on a timely basis.

PROPOSAL 2:

APPROVAL OF 2014 STOCK INCENTIVE PLAN

On February 19, 2014, our Board, upon the recommendation of our Compensation Committee, approved the Teleflex Incorporated 2014 Stock Incentive Plan (the “2014 Plan”), subject to stockholder approval.

Background

We currently award stock options and restricted stock awards under the Teleflex Incorporated 2008 Stock Incentive Plan, which we refer to as the “2008 Plan,” and the Teleflex Incorporated 2000 Stock Compensation Plan, which we refer to as the “2000 Plan.” We refer to the 2008 Plan and the 2000 Plan collectively as the “Prior Plans.”

As of December 31, 2013, we had 1,279,480 options outstanding with a weighted average exercise price of $65.05 and a weighted average remaining term of 7.1 years, and 353,357 restricted shares and units outstanding and granted under the Prior Plans.

As of December 31, 2013, we had a total of 1,600,521 shares available for future awards under the Prior Plans, of which 839,542 shares were available for future awards under the 2008 Plan and 760,979 shares were available for future grants under the 2000 Plan. However, the 2000 Plan is of limited utility because it permits grants of only stock options and restricted stock awards, and the terms of the 2000 Plan are, in several respects, outdated. For example, due to current legal and regulatory requirements, incentive stock options cannot be granted under the 2000 Plan. Based on the current average annual rate at which we have issued stock options and restricted stock awards to participants under the 2008 Plan, we estimate that the shares available for future awards under the 2008 Plan will be insufficient to support future awards beginning with grants anticipated for 2016.

The Compensation Committee and the Board believe that our provision of equity compensation has been a key factor in encouraging the aggregation and maintenance of meaningful equity ownership by our executives and other employees, and in aligning their interests with those of our stockholders by providing an incentive to increase stockholder value. Moreover, equity awards have been, and will continue to be, an important factor contributing to our ability to compete for and retain talented executives and other personnel.

In recommending the amount of shares issuable under the 2014 Plan, the Compensation Committee considered that its recommendation would increase shares available for grant from 1,600,521 at December 31, 2013 under the Prior Plans to 5,300,000 under the 2014 Plan (exclusive of shares to be issued in connection with acquisition of another entity where we convert awards under the acquired entity’s equity plan). In this regard, the 5,300,000 share amount is subject to reduction by the number of shares granted under the Prior Plans subsequent to December 31, 2013; as described below, the share amount will be increased if shares subject to the Prior Plans that have been cancelled, expired, settled in cash or forfeited after December 31, 2013. The Compensation Committee also considered historical amounts of equity awards we have granted over the past three years. The following table sets forth the number of stock options and time-based restricted shares or units granted by the Company in the years ended December 31, 2013, 2012 and 2011. In addition, the table provides the weighted average number of shares of common stock outstanding in the year indicated.

Fiscal Year	Number of Stock Options Granted	Number of Time-Based Restricted Stock Awards Granted	Weighted Average Shares of Common Stock Outstanding
2013	417,484	148,191	41,105,268
2012	431,667	178,690	40,859,439
2011	383,275	175,291	40,501,069

Moreover, the Compensation Committee considered that for purposes of determining the number of shares available for awards, each share underlying awards other than stock options or

SARs (sometimes referred to as “full value awards” because, unlike stock options or other stock-based awards, they generally are not tied to an exercise or base price) count as 1.8 shares.

If the stockholders approve the 2014 Plan, we believe that, based on our past practices, the shares authorized for issuance under the 2014 Plan will support awards for the next three to five years. In addition, following stockholder approval, no further awards will be made under the Prior Plans, although, as described below, specified types of cancellations, expirations, cash settlements and forfeitures of awards granted under the Prior Plans that occur after December 31, 2013 will increase the number of shares authorized for issuance under the 2014 Plan.

We also are seeking stockholder approval of the 2014 Plan so that compensation attributable to grants under the 2014 Plan may qualify for an exemption from the $1 million deduction limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). See “Overview of the 2014 Plan – Performance – Based Compensation Awards.”

Overview of the 2014 Plan

The purpose of the 2014 Plan is to enhance shareholder value by linking the compensation of our officers, non-management directors and key employees to increases in the price of our common stock and the achievement of other performance objectives, and to encourage ownership in our common stock by key personnel whose long-term employment is considered essential to our continued progress and success. The 2014 Plan is also intended to assist us in recruiting new directors and employees and to motivate, retain and encourage such directors and employees to act in the shareholders’ interest and share in our success.

The 2014 Plan is an “omnibus” plan that provides for several different kinds of awards, including stock options, stock appreciation rights (referred to as “SARs”), stock awards and other stock-based awards. The 2014 Plan generally permits the same types of awards as could be granted under the 2008 Plan, but also specifically provides for performance-based cash awards and permits more flexible terms than the 2008 Plan, which will provide us with greater discretion in structuring award programs. The 2014 Plan does not have an “evergreen” feature, so that any increase in the number of authorized shares other than as specifically set forth in the 2014 Plan would require stockholder approval.

The following summary of the material terms of the 2014 Plan is qualified in its entirety by reference to the full text of the 2014 Plan, a copy of which is attached as Appendix A to this proxy statement.

Shares Authorized for Issuance under the 2014 Plan; Share Counting Procedure

A maximum of 5,300,000 shares, adjusted as described below, are proposed to be available for awards. For this purpose, special counting rules apply, depending on the type of award:

•	Each share underlying a stock option or SAR will be counted as one share;

•	Each share underlying any other type of award will be counted as 1.8 shares;

•

With respect to awards granted under the Prior Plans after December 31, 2013, the maximum number of shares issuable under the 2014 Plan will be reduced by one share for each share underlying a stock option or SAR and 1.8 shares for each share underlying any other type of award.

Shares subject to awards under the 2014 Plan that have been cancelled, expired, settled in cash or forfeited, and shares subject to awards under the Prior Plans that have been cancelled, expired, settled in cash or forfeited after December 31, 2013 will again be available for grant under the 2014 Plan (one share will become available for each share underlying an affected stock option or SAR;

1.8 shares will become available for each share underlying other types of affected awards), and, when subject to new award under the 2014 Plan, such shares will not be counted against the aggregate limit on grants of incentive stock options discussed below.

Shares (i) delivered (or withheld upon settlement) under the 2014 Plan and after December 31, 2013 under a Prior Plan, in payment of the exercise price of a stock option or in payment of tax withholding obligations with respect to stock options or SARS, (ii) subject to an SAR under the 2014 Plan or, after December 31, 2013, an SAR under a Prior Plan, that are not issued in connection with a stock settlement on exercise of the SAR, will not be added back to the total shares available under the 2014 Plan. Similarly, shares reacquired by us using cash proceeds from the exercise of stock options under the 2014 Plan or, after December 31, 2013, under a Prior Plan will not be added back to the total shares available under the 2014 Plan. The limitation described above with respect to shares delivered or withheld in payment of tax withholding obligations does not apply to shares underlying awards other than stock options and SARs.

The maximum number of shares underlying incentive stock options (within the meaning of Section 422 of the Code) that may be granted under the 2014 Plan is 3,975,000.

Limitations on Individual Awards

The 2014 Plan also contains limitations on the size of awards that can be provided to an individual participant, as follows:

•	The maximum number of shares underlying stock options or SARs that can be granted to an employee in any calendar year is 500,000.

•

The maximum number of shares underlying stock awards and other stock-based awards granted to an employee in any 12 month period that are intended to qualify for the exemption from the $1 million deduction limit under Section 162(m) of the Code is 250,000.

•	The maximum dollar amount of a dollar-denominated award granted to a participant in any 12 month period that is intended to qualify for the exemption under Section 162(m) of the Code is $4 million.

•

The maximum aggregate grant date for market value (computed in accordance with applicable financial accounting rules) of all awards granted to any non-employee director during any calendar year is $400,000. This limit does not apply to any awards made at the election of the director in lieu of all or a portion of the annual and board committee cash retainers.

Eligible Participants

All of our non-management directors and officers, as well as other key employees selected by the Board or Board committee administering the 2014 Plan, are eligible to receive awards under the 2014 Plan. Consultants who provide bona fide services to us also are eligible to participate in the 2014 Plan, provided that the consultants’ services are not in connection with the offer and sale of our securities in a capital-raising transaction and the consultants do not directly or indirectly promote or maintain a market in our securities. Incentive stock options may only be granted to our employees and employees of our “subsidiaries” (as defined in the 2014 Plan).

Administration

The 2014 Plan will be administered by the Board or a committee designated by our Board, that satisfies applicable independence requirements of the New York Stock Exchange. It is expected that the 2014 Plan will be administered by our Compensation Committee. The administrator has the authority, among other things, to determine the employees, directors and consultants to whom awards may be granted, determine the number of shares subject to each award, determine the type and the terms of any award to be granted, approve forms of award agreements, interpret the terms of the 2014 Plan and awards granted under the Plan, adopt rules and regulations relating to the 2014 Plan and amend awards, subject to limitations set forth in the 2014 Plan, including a limitation generally prohibiting an amendment that materially impairs any outstanding award without the written agreement of the participant. The administrator may delegate day-to-day administration of the 2014 Plan to one or more individuals.

To the extent that the administrator determines it desirable that an award to a person who is, or may in the future be, a “covered employee” (as defined under Section 162(m) of the Code) should qualify as “performance-based compensation” within the meaning of Section 162(m), the award will be made by a committee consisting of at least two “outside directors” as defined for purposes of Section 162(m) (which, if it so qualifies, may be the administrator). In addition, in order to meet the requirements imposed under Section 16 of the Securities Exchange Act of 1934, as amended, awards granted to officers and directors under the 2014 Plan may only be made by the entire Board or a committee of “non-employee directors,” as defined under Section 16 of the Exchange Act (which, if it so qualifies, may be the administrator).

In addition to the administrator, the Board of Directors has the authority to grant awards to non-employee directors.

Term

The 2014 Plan will become effective upon approval by the Company’s stockholders, and will terminate ten years after such approval.

Types of Awards

Stock Options and Stock Appreciation Rights

The 2014 Plan authorizes the grant of stock options (which may be either incentive stock options within the meaning of Section 422 of the Code, which are eligible for special tax treatment, or nonqualified stock options) and SARs. The aggregate fair market value of shares, determined as of the date of grant, for which any employee may be granted incentive stock options that are exercisable for the first time in any calendar year may not exceed $100,000. To the extent that an incentive stock option exceeds the $100,000 threshold, or otherwise does not comply with the applicable conditions of Section 422 of the Code, the stock option will be treated as a non-qualified stock option.

The term of a stock option granted under the 2014 Plan cannot be longer than 10 years from the date of grant, and the exercise price per share underlying the option may not be less than the fair market value of a share of our common stock on the date of grant. The administrator will determine the acceptable forms of consideration for exercise of the option, which may include cash, check or wire transfer; shares of our common stock held for at least six months; our withholding of shares otherwise issuable upon exercise of the stock option; a broker assisted sale and remittance program acceptable to the administrator that complies with applicable law; and such other consideration as is permitted by applicable law; or any combination of the foregoing. Re-pricing of options (i.e., reducing the exercise price or cancelling an option in exchange for cash, another award or an option with a lower exercise price) is not permitted under the 2014 Plan without approval of our stockholders.

The 2014 Plan permits the grant of SARs related to a stock option or other award, which is commonly referred to as a “tandem SAR.” An SAR may be granted in tandem with a stock option either at the time of the stock option grant or thereafter during the term of the stock option. The 2014 Plan also permits the grant of SARs separate and apart from the grant of another award, which is commonly referred to as a “freestanding SAR.” Tandem SARs typically may be exercised upon surrender of a related stock option to the extent of an equivalent number of shares of common stock. SARs entitle the grantee, upon exercise of SARs, to receive a payment equal to the excess of the fair market value (on the date of exercise) of the designated number of shares of common stock underlying the SAR over the fair market value of such shares of common stock on the date the SAR was granted or, in the case of an SAR granted in tandem with a stock option, on the date the stock option was granted. Payments by us in respect of an SAR may be made in shares of our common stock, in cash, or partly in cash and partly in shares of common stock, as the administrator may determine. The term of SARs granted under the 2014 Plan cannot be longer than 10 years from the date of grant, and otherwise will be subject to the same terms and conditions applicable to stock options.

Stock Awards and Other Stock-Based Awards

Under the 2014 Plan, the administrator may grant participants stock awards, which may involve the award of shares or the award of stock units representing an amount equivalent in value to the fair market value of a share, payable in cash, property or shares. The administrator may also grant participants any other type of equity-based or equity-related award, including the grant or offer for sale of unrestricted shares of common stock, as well as cash-based bonuses subject to the attainment of one or more of the performance criteria described below under “Performance-Based Compensation.” Stock awards and other stock-based awards are subject to terms and conditions determined by the administrator and set forth in an award agreement, which may include conditions on vesting, achievement of performance conditions and other provisions consistent with the 2014 Plan as may be determined by the administrator.

Performance-Based Compensation

The administrator may specify that all or a portion of an award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Section 162(m) of the Code generally limits to $1 million the deductibility for federal income tax purposes of annual compensation paid by a publicly held company to its chief executive officer and other specified executive officers, as described under “Code Section 162(m)” below. “Performance-based compensation” is specifically excluded from this deduction limit.

The 2014 Plan permits the administrator to impose objective performance criteria to be met with respect to stock awards and other stock-based awards so that the grants are considered “performance-based compensation.” If an award (other than a stock option or SAR) is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the performance criteria must be one or more of the following, on a basis consistent with United States generally accepted accounting principles (GAAP) or in a non-GAAP basis:

• sales or cash return on sales; • cash flow or free cash flow or net cash from operating activity;	• operating profit or net operating profit (whether before or after taxes); • operating margin;
• earnings (including gross margin, earnings before or after interest and taxes, earnings before taxes, and net earnings);	• return on operating revenue; • working capital or net working capital; • market share;
• basic or diluted earnings per share;	• asset velocity index;
• growth in earnings or earnings per share; • stock price; • return on equity or average shareholders’ equity; • total shareholder return; • return on capital;	• contract awards or backlog; • overhead or other expense or cost reduction; • growth in shareholder value relative to the moving average of the Standard & Poors 500 Index or a peer group index;
• return on assets or net assets;	• credit rating;
• return on investments; • revenue or gross profits;	• strategic plan development and implementation;
• income before or after interest, taxes, depreciation and amortization, or net income;	• improvement in workforce diversity; • customer satisfaction; • employee satisfaction;

• pretax income before allocation of corporate overhead and bonus;	• management succession plan development and implementation; and
• operating income or net operating income;	• employee retention.

The administrator will (within the first quarter of the performance period, but in no event more than 90 days into that period) establish the specific performance criteria (including thresholds for payment and whether to exclude certain extraordinary, non-recurring, or similar items) and amounts to be paid if the performance criteria is met (subject to the right of the administrator to exercise discretion to reduce payment amounts following the conclusion of the performance period). Extraordinary, non-recurring items that may be the basis of adjustment include the following:

•	acquisitions or divestitures;

•	restructurings;

•	discontinued operations;

•	extraordinary items;

•	other unusual or non-recurring charges;

•	an event either not directly related to the operations of the Company, subsidiary, division, business segment or business unit or not within the control of management;

•	the cumulative effect of tax or accounting charges in accordance with GAAP; and

•	foreign exchange gains or losses.

Dividends

The administrator may provide for payment of dividends or dividend equivalents on the shares of common stock subject to an award, other than stock options and SARs, prior to vesting. However, dividends and dividend equivalents will not be paid on any stock award or stock-based award that vests upon the achievement of performance goals prior to the date the performance goals are satisfied and the award is earned, and then shall be payable only with respect to the number of shares or stock units actually earned under the award. Dividends or dividend equivalent payments may be paid in cash, shares or stock units, or may be credited to a participant’s account and settled in cash, share or a combination of cash or shares upon vesting of the underlying award. The administrator may, in its discretion, provide that payment of dividend equivalents is subject to specified conditions and contingencies.

Transferability

Unless determined otherwise by the administrator, awards are not transferable, other than by beneficiary designation, will or the laws of descent and distribution. The administrator may make an award transferable by a participant only if the participant does not receive consideration for the transfer.

Termination of Board Membership or Employment

The administrator may specify the effect of termination of service as a director or termination of employment on an award at the time of grant, subject to the administrator’s right to modify the award terms after the date of grant in accordance with the terms of the 2014 Plan. In the absence of such specification, the following provisions apply.

Stock Options and SARs

•	Non-vested stock options held by non-employee directors will be forfeited upon the termination from board membership of the director.

•

Vested stock options held by a non-employee director whose membership on the board terminates will remain exercisable for the lesser of five years from the termination or the remaining term of the option.

•

Upon termination of an employee due to death or disability, any unvested stock options will vest, and all stock options held by the employee on the date of such termination will remain exercisable for the lesser of one year after such termination or the remaining term of the stock option.

•

Upon termination of employment due to retirement, any unvested stock option granted at least six months prior to retirement held by the employee will ratably vest based on the number of full months in a vesting period that has elapsed as of the end of the month in which the termination has occurred, and all vested stock options will remain outstanding for the lesser of five years or the remaining term of the stock option.

•

Any other termination of employment, other than termination for cause will result immediate cancellation of all unvested stock options; vested stock options will remain exercisable for the lesser of 90 days after such termination or the remaining term of the stock option.

•

Upon termination for “cause” (as defined in the 2014 Plan, subject to a different definition that may be included in a participant’s award agreement, employment agreement or severance agreement), all outstanding stock options will be immediately cancelled.

Stock and Other Stock-Based Awards

•	The administrator will determine the effect a termination from membership on the board by a non-employee director.

•

Unless otherwise provided in an award agreement, unvested stock awards or other stock-based awards will fully vest upon termination from board membership of a non-employee director or termination of employment of an employee due to disability or death; in the case of stock awards or other stock-based awards that vest upon the achievement of performance goals, the vested amount will be based upon the target award.

•

Upon termination of employment due to retirement, any stock award or other stock-based award held by the employee will ratably vest based on the number of full months in the performance period, vesting period or other period of restriction that have elapsed as of the end of the month in which the termination has occurred; if vesting of a stock award or other share-based award is based on the attainment of performance criteria over a performance period, the ratable vesting will be applied, after completion of the performance period, to the portion of the stock award that vests based upon actual performance. However, no vesting will occur with respect to retirement resulting from an employee’s voluntary termination of employment if the stock award or other stock-based award was granted less than six months prior to the date of termination.

•	Upon any other termination of employment or termination from membership on the board by a non-employee director, all outstanding unvested stock awards and other stock-based awards will be cancelled.

Change of Control Benefits

In the event of a change of control of our company, unless the administrator has determined otherwise:

•	all outstanding unvested stock options and SARs become fully vested and exercisable; and

•

all restrictions and conditions on outstanding unvested stock awards and other stock-based awards will lapse, and these awards become fully vested. Any performance-based award will be deemed fully earned at the target amount.

If an employee’s employment is terminated within two years after a change of control for any reason other than death, retirement, disability or termination for cause, each outstanding stock option or SAR that is vested at the time of termination will remain exercisable until the earlier of the third anniversary of termination or the expiration of the term of the stock option or SAR. Notwithstanding the foregoing, the administrator may determine that, upon the occurrence of a change of control, all stock options and SARs will terminate within a specified number of days and/or that each holder of stock option or SAR will receive with respect to each underlying share an amount equal to the excess of the fair market value of a share immediately prior to the occurrence of a change of control over the exercise price of the stock option or SAR.

The 2014 Plan generally provides that, unless otherwise set forth in an award agreement, any of the following events will constitute a change of control:

•

a person (other than a controlled subsidiary or a fiduciary of any of our benefit plans) becomes the beneficial owner of more than 30 percent of our securities entitled to vote in the election of our directors, other than as a result of an acquisition of securities from us;

•

the individuals constituting a majority of the board of directors at the beginning of any 24 month period (the “Incumbent Board”) cease to constitute a majority of the Board; provided that, for this purpose, any individual whose nomination for election, or election to the board was approved by a majority of members constituting the Incumbent Board will be considered as if he or she were a member of the Incumbent Board, unless the individual initially assumed office in connection with an actual or threatened director election contest;

•

a merger, consolidation, reorganization or sale or other disposition of substantially all of our assets, unless beneficial owners of our voting securities immediately prior to the transaction have at least 50 percent of the combined voting power of the securities of the entity resulting from the merger, consolidation or reorganization, or the entity acquiring our assets.

The 2014 Plan prohibits award agreements from providing for accelerated vesting of any award, or the lapse of restrictions related to any award, upon only the announcement or shareholder approval of (rather than consummation of) any reorganization, merger or consolidation of, or sale or other disposition of all or substantially all of our assets that would constitute a change of control.

Amendment and Termination of 2014 Plan

The administrator may at any time amend, alter or discontinue the 2014 Plan or any award made under the plan, subject to approval by our stockholders to the extent required by applicable law. Unless approved by our stockholders, the administrator may not increase the maximum aggregate number of shares of common stock that may be subject to awards granted under the 2014 Plan, reduce the minimum exercise price for stock options or SARs, or reprice (i.e., reduce the exercise price or cancel in exchange for cash, another award or an option or SAR with a lower exercise price) outstanding stock options or SARs, as prohibited by the 2014 Plan. As noted above, an amendment to an award under the 2014 Plan may not, without the written agreement of the participant, materially impair the award.

Capitalization Adjustments

Upon the occurrence of an event that affects our capital structure (such as a stock dividend, stock split or recapitalization), an extraordinary cash dividend or a merger, consolidation, acquisition of property or shares, reorganization, liquidation or similar event affecting us, our Board or the administrator will make such substitutions or adjustments as it deems appropriate and equitable, including with respect to (i) the number of shares issuable under the 2014 Plan, (ii) individual limits with regard to stock options and SARs, (iii) individual limits with regard to stock awards, other stock-based awards and dollar-denominated awards intended to qualify for the exemption under Section 162(m) of the Code, (iv) awards to non-employee directors and (v) the performance criteria listed under “Performance-Based Compensation” above.

Deferred Compensation

Unless the administrator determines otherwise, it is intended that no award granted under the 2014 Plan will be “deferred compensation” for purposes of Section 409A of the Code. If the administrator determines that an award is subject to Section 409A, the terms and conditions governing that award, including rules for elective or mandatory deferral of delivery of cash or shares of common stock and rules relating to treatment of awards in the event of a change of control, will be set forth in the applicable award agreement and will be required to comply with Code Section 409A.

Conversion Awards

The 2014 Plan permits the administrator to authorize conversion or substitution under the 2014 Plan of all stock options, stock appreciation rights or other stock awards held by awardees of any entity acquired by us. These conversion awards will not be subject to several limitations in the 2014 Plan, including limitations on shares authorized for issuance under the 2014 Plan, limitations on individual awards under the 2014 Plan, and minimum exercise price of stock options.

Grants Under the Plan

As of the date of this proxy statement, no awards have been granted under the 2014 Plan and none will be granted unless and until the 2014 Plan is approved by our stockholders. Grants under the 2014 Plan are discretionary, so it is not possible to predict the number of shares of common stock that will be awarded or who will receive awards under the 2014 Plan. See “Corporate Governance – Director Compensation – 2013,” for a description of grants of restricted stock and stock options to non-employee directors. The closing price of a share of our common stock, as reported on the NYSE on March 20, 2014, was $103.98.

Tax Matters

The following is a summary of the United States federal income tax consequences that generally apply with respect to awards granted under the 2014 Plan. The following is only a general description intended for the information of stockholders and not as tax guidance for participants as consequences may vary depending on the types of awards granted, the identity of the participants and the method of payment or settlement. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below. In addition, this summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws.

Incentive Stock Options

A participant will not recognize income upon the grant of an incentive stock option. A participant will recognize income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain and we will not be entitled to a tax deduction. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a “disqualifying disposition” and will recognize ordinary income at the time of the disposition equal to the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price; we will be entitled to a tax deduction equal to that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time a participant holds shares prior to the disposition.

Nonqualified Stock Options

A participant will not recognize income upon the grant of a nonqualified stock option. A participant will recognize income upon the exercise of a nonqualified stock option equal to the fair market value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have short-term or long-term capital gain or loss, depending on the length of time the participant held the shares, equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised.

SARs

A participant will not recognize income upon the grant of a SAR. A participant generally will recognize ordinary income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received, and we will be entitled to a tax deduction in that amount. Upon the sale of any stock received, the participant will have short-term or long-term capital gain or loss, depending on the length of time the participant held the shares, equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised.

Stock Awards and Other Stock-Based Awards

As a general rule, a participant will recognize ordinary income at the time of delivery of shares of common stock or payment of cash under the 2014 Plan. Future appreciation on shares of common stock held beyond the ordinary income recognition event will be taxable as long-term or short-term capital gain, depending on the length of time the participant held the shares, when the shares are sold. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the participant. However, if shares of common stock, when delivered, are subject to substantial risk of forfeiture by reason of any employment or performance related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the participant makes a special election to accelerate taxation under Section 83(b) of the Code.

Code Section 162(m)

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to a company’s chief executive officer or any of its other three most highly paid executive officers (not including the chief financial officer). Qualified performance-based compensation is specifically exempt from the deduction limit if it otherwise meets the requirements of Section 162(m). Stock options and SARs granted under the 2014 Plan qualify as “performance-based compensation.” Other awards will be “performance-based compensation” if they are so designated and if their grant, vesting or settlement is subject to the performance criteria set forth in the 2014 Plan. Stock awards and other stock-based awards that vest solely upon the passage of time do not qualify as “performance-based compensation.”

Code Section 409A

To the extent that any award under the 2014 Plan is or may be considered to constitute deferred compensation subject to Code Section 409A, the Company intends that the terms and administration of such award shall comply with the provisions of such section, applicable Internal Revenue Service guidance and good faith reasonable interpretations thereof.

Required Vote

The affirmative vote of a majority of votes cast at the 2014 Annual Meeting is required to approve the 2014 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE TELEFLEX INCORPORATED 2014 STOCK INCENTIVE PLAN.

PROPOSAL 3:

ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the “Dodd-Frank Act,” enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. Specifically, these rules address the information we must provide in the compensation discussion and analysis, compensation tables and related disclosures included in this proxy statement. In accordance with the advisory vote of our stockholders at our 2011 Annual Meeting, we are providing to our stockholders the opportunity to vote annually to approve, on our advisory basis, the compensation of our named executive officers.

As noted above under “Compensation Discussion and Analysis,” our executive compensation program is designed principally to promote the achievement of specific annual and long-term goals by our executive management team and to align our executives’ interests with those of our stockholders. We believe that, as described under “Compensation Discussion and Analysis,” our compensation program incorporates, to a significant extent, a pay-for-performance methodology that has operated effectively in recent years.

Accordingly, the Board recommends that our stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders of Teleflex Incorporated approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related materials disclosed in the proxy statement for the 2014 Annual Meeting.

This is an advisory vote, which means that the stockholder vote is not binding on us. Nevertheless, our Compensation Committee values the opinions expressed by our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS AN ADVISORY VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be provided the opportunity to make statements and respond to appropriate questions from stockholders present at the meeting. Although stockholder ratification of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification to permit stockholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent registered public accounting firm.

Audit and Non-Audit Fees

The following table provides information regarding fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the years ended December 31, 2013 and December 31, 2012, and fees for other services provided by PricewaterhouseCoopers LLP during those periods.

Services rendered	Fiscal 2013	Fiscal 2012
Audit fees	$4,443,115	$3,749,441
Audit-related fees	362,288	273,725
Tax fees	1,607,075	878,205
All other fees	88,343	115,266

	$6,500,821	$5,016,637

Audit-Related Fees. Audit-related fees consisted primarily of fees for support in connection with acquisitions, the transition of certain of our facilities to a new enterprise resource planning system, the medical device excise tax under the Healthcare Reform Act and financing transactions.

Tax Fees. Tax fees consisted primarily of fees for tax compliance activities in certain foreign jurisdictions ($723,619 for 2013) and tax planning and consultancy services ($883,456 for 2013).

All Other Fees. All other fees consisted principally of advisory services related to the SEC’s conflict minerals disclosure requirements and license fees for utilization of technical databases.

Audit Committee Pre-Approval Procedures

The Audit Committee has established a policy requiring pre-approval of all audit and permissible non-audit services performed by the independent registered public accounting firm. Under the policy, the Audit Committee annually pre-approves specific types of services, subject to certain dollar limitations set by the Audit Committee. Periodically throughout the year, the independent registered public accounting firm and management provide the Audit Committee with reports regarding pre-approved services under the policy for which the independent registered public accounting firm has been engaged. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated reports any pre-approval decisions to the Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF

PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR 2014.

STOCKHOLDER PROPOSALS

Any proposals submitted by stockholders for inclusion in our proxy statement and proxy for our 2015 annual meeting of stockholders must be received by the Company at its principal executive offices no later than November 28, 2014 and must comply in all other respects with SEC rules and regulations relating to such inclusion.

In connection with any proposal submitted by stockholders for consideration at the 2015 annual meeting of stockholders, other than proposals submitted for inclusion in our proxy statement and proxy, the persons named in the enclosed form of proxy may exercise discretionary voting authority with respect to proxies solicited for that meeting, without including advice on the nature of the matter and how the persons intend to vote on the proposal, if appropriate notice of the stockholder’s proposal is not received by us at our principal executive offices by February 11, 2015.

OTHER MATTERS

The Board does not know of any other matters that may be presented at the Annual Meeting, but if other matters do properly come before the meeting or any postponements or adjournments thereof, it is intended that persons named in the proxy will vote on such matters as they deem appropriate.

Stockholders are requested to date, sign and return the enclosed proxy in the enclosed envelope, for which no postage is necessary if mailed in the United States or Canada. You may also vote by telephone by calling toll free 1-800-PROXIES (776-9437) or via the internet at www.voteproxy.com.

By Order of the Board of Directors,

JAMES J. LEYDEN, Secretary

Appendix A

TELEFLEX INCORPORATED

2014 STOCK INCENTIVE PLAN

1.	Purpose of the Plan.

The purpose of this Plan is to enhance shareholder value by linking the compensation of officers, directors and key employees of the Company to increases in the price of Teleflex Incorporated common stock and the achievement of other performance objectives, and to encourage ownership in the Company by key personnel whose long-term employment is considered essential to the Company’s continued progress and success. The Plan is also intended to assist the Company in the recruitment of new employees and to motivate, retain and encourage such employees and directors to act in the shareholders’ interest and share in the Company’s success.

2.	Definitions.

As used herein, the following definitions shall apply:

(a) “Administrator” means the Board, any Committee or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan.

(b) “Affiliate” means any Subsidiary or other entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator. The Administrator shall, in its sole discretion, determine which entities are classified as Affiliates and designated as eligible to participate in this Plan.

(c) “Applicable Law” means the requirements relating to the administration of stock option plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Shares to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

(d) “Award” means a Stock Award, Option, Stock Appreciation Right, or Other Stock-Based Award granted in accordance with the terms of the Plan, or any other property (including cash) granted pursuant to the provisions of the Plan.

(e) “Awardee” means an Employee, Director or Consultant who has been granted an Award under the Plan.

(f) “Award Agreement” means a Stock Award Agreement, Option Agreement, Stock Appreciation Right Agreement, or Other Stock-Based Award Agreement, which may be in written or electronic format, in such form and with such terms as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan. The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement.

(g) “Board” means the Board of Directors of the Company.

(h) “Change of Control” shall mean, except as otherwise provided in an Award Agreement, one of the following shall have taken place after the date of this Plan:

(i) any “person” (as such term is used in Sections 13(d) or 14(d) of the Exchange Act) (other than the Company, any majority controlled subsidiary of the Company, or the fiduciaries of any Company benefit plans) becomes the beneficial owner (as defined in Rules 13d-3 and

13d-5 under the Exchange Act), directly or indirectly, of 30% or more of the total voting power of the voting securities of the Company then outstanding and entitled to vote generally in the election of directors of the Company; provided, however, that no Change of Control shall occur upon the acquisition of securities directly from the Company;

(ii) individuals who, as of the beginning of any 24 month period, constitute the Board (as of the date hereof, the “Incumbent Board”) cease for any reason during such 24 month period to constitute at least a majority of the Board, provided that any individual becoming a Director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company; or

(iii) consummation of (A) a merger, consolidation or reorganization of the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the voting securities of the Company immediately prior to such merger, consolidation or reorganization do not, following such merger, consolidation or reorganization, beneficially own, directly or indirectly, at least 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity or entities resulting from such merger, consolidation or reorganization, (B) a complete liquidation or dissolution of the Company, or (C) a sale or other disposition of all or substantially all of the assets of the Company, unless at least 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity or entities that acquire such assets are beneficially owned by individuals or entities who or that were beneficial owners of the voting securities of the Company immediately before such sale or other disposition.

Notwithstanding the foregoing, (a) no modification of the foregoing definition in an Award Agreement shall have the effect of accelerating the exercisability of any Award or the lapse of restrictions relating to any Award upon only the announcement or shareholder approval of (rather than consummation of) any reorganization, merger or consolidation of, or sale or other disposition of all or substantially all of the assets of, the Company; and (b) if any payment or distribution event applicable to an Award is subject to the requirements of Section 409A(a)(2)(A) of the Code, the determination of the occurrence of a Change of Control shall be governed by applicable provisions of Section 409A(a)(2)(A) of the Code and regulations and rulings issued thereunder for purposes of determining whether such payment or distribution may then occur.

(i) “Code” means the United States Internal Revenue Code of 1986, as amended, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(j) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan or, in the absence of any such special appointment, the Compensation Committee of the Board.

(k) “Common Shares” means the common shares, no par value, of the Company, or any security of the Company issued in substitution, exchange or lieu thereof.

(l) “Company” means Teleflex Incorporated, a Delaware corporation, or, except as utilized in the definition of Change of Control, its successor.

(m) “Consultant” means an individual providing services to the Company or any of its Affiliates as an independent contractor, and includes prospective consultants who have accepted offers of consultancy for the Company or any of its Affiliates, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities, and (iii) otherwise qualifies as a consultant under the applicable rules of the SEC for registration of shares of stock on a Form S-8 registration statement

(n) “Conversion Award” has the meaning set forth in Section 4(b)(xii) of the Plan.

(o) “Director” means a member of the Board. Any Director who does not serve as an employee of the Company is referred to herein as a “Non-employee Director.”

(p) “Disability” means (i) “Disability” as defined in any employment, consulting or similar agreement to which the Participant is a party, or (ii) if there is no such agreement or it does not define “Disability,” (A) permanent and total disability as determined under the Company’s long-term disability plan applicable to the Participant, or (B) if there is no such plan applicable to the Participant or the Committee determines otherwise in an applicable Award Agreement, “Disability” shall mean the Participant’s continuous illness, injury or incapacity for a period of six consecutive months, as determined by the Administrator in its discretion. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean permanent and total disability as defined in Section 22(e)(3) of the Code and, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, the foregoing definition shall apply for purposes of vesting of such Award, provided that such Award shall not be settled until the earliest of: (x) the Participant’s “disability” within the meaning of Section 409A of the Code, (y) the Participant’s “separation from service” within the meaning of Section 409A of the Code and (z) the date such Award would otherwise be settled pursuant to the terms of the Award Agreement.

(q) “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spin-off or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

(r) “Employee” means a regular, active employee of the Company or any Affiliate, including an Officer or Director who is also a regular, active employee of the Company or any Affiliate. The Administrator shall determine whether the Chairman of the Board qualifies as an “Employee.” For any and all purposes under the Plan, the term “Employee” shall not include a person hired as an independent contractor, leased employee, consultant or a person otherwise designated by the Administrator, the Company or an Affiliate at the time of hire as not eligible to participate in or receive benefits under the Plan or not on the payroll, even if such ineligible person is subsequently determined to be a common law employee of the Company or an Affiliate or otherwise an employee by any governmental or judicial authority. Unless otherwise determined by the Administrator in its sole discretion, for purposes of the Plan, an Employee shall be considered to have terminated employment and to have ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer.

(s) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and any successor thereto.

(t) “Fair Market Value” means the closing price for the Common Shares reported on a consolidated basis on the New York Stock Exchange on the relevant date or, if there were no sales on such date, the closing price on the nearest preceding date on which sales occurred.

(u) “Grant Date” means, with respect to each Award, the date upon which the Award is granted to an Awardee pursuant to this Plan, which may be a designated future date as of which such Award will be effective, as determined by the Committee.

(v) “Incentive Stock Option” means an Option that is identified in the Option Agreement as intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder, and that actually does so qualify.

(w) “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

(x) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y) “Option” means a right granted under Section 8 of the Plan to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Option Agreement”). Both Incentive Stock Options and Nonqualified Stock Options may be granted under the Plan.

(z) “Other Stock-Based Award” means an Award granted pursuant to Section 12 of the Plan on such terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Other Stock-Based Award Agreement”).

(aa) “Participant” means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

(bb) “Performance Stock Award” shall have the meaning set forth in Section 13(b) of the Plan.

(cc)“Plan” means this 2014 Stock Incentive Plan, as set forth herein and as hereafter amended from time to time.

(dd) “Qualifying Performance Criteria” shall have the meaning set forth in Section 13(b) of the Plan.

(ee) “Retirement” means, unless the Administrator determines otherwise, Termination of Employment, voluntary or involuntary, by a Participant from the Company and its Affiliates, other than a Termination for Cause, after attaining age fifty-five (55) and having at least five (5) years of service as an Employee with the Company and its Affiliates, excluding service with an Affiliate of the Company prior to the time that such Affiliate became an Affiliate of the Company. For Plan purposes, a “voluntary” Termination of Employment is a Termination of Employment where the Participant does not qualify for severance benefits, whether under a severance agreement or the Company’s or any of its Affiliate’s severance policy, plan or other arrangement.

(ff) “Securities Act” means the United States Securities Act of 1933, as amended.

(gg) “Share” means a Common Share, as adjusted in accordance with Section 15 of the Plan.

(hh) “Stock Appreciation Right” means a right granted under Section 10 of the Plan on such terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Stock Appreciation Right Agreement”).

(ii) “Stock Award” means an award or issuance of Shares or Stock Units made under Section 11 of the Plan, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including, without limitation, continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

(jj) “Stock Unit” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share, payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

(kk) “Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(ll) “Termination for Cause” means, unless otherwise provided in an Award Agreement, Termination of Employment on account of any act of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets of the Company or any Affiliate, or the intentional and repeated violation of the written policies or procedures of the Company, provided that, for an Employee who is party to an individual severance or employment agreement defining Cause, “Cause” shall have the meaning set forth in such agreement except as may be otherwise provided in such agreement. For purposes of this Plan, a Participant’s Termination of Employment shall be deemed to be a Termination for Cause if, after the Participant’s employment has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Committee, a Termination for Cause.

(mm) “Termination of Employment” means for purposes of this Plan, unless otherwise determined by the Administrator, ceasing to be an Employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee in the terms of an Award Agreement or otherwise, if a Participant’s employment with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a Non-employee Director capacity, such change in status shall be deemed a Termination of Employment. A Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an Employee of (or service provider for), or member of the board of directors of, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment. In addition, Termination of Employment shall mean a “separation from service” as defined in regulations issued under Code Section 409A whenever necessary to ensure compliance therewith for any payment or settlement of a benefit conferred under this Plan that is subject to such Code section, and, for such purposes, shall be determined based upon a reduction in the bona fide level of services performed to a level equal to twenty percent (20%) or less of the average level of services performed by the Employee during the immediately preceding 36-month period.

3.	Stock Subject to the Plan.

(a) Aggregate Limit. Subject to the provisions of Section 15(a) of the Plan, the maximum aggregate number of Shares which may be subject to Awards granted under the Plan is 5,300,000 Shares, less one Share for every one Share that was subject to an option or stock appreciation right granted under any prior plan after December 31, 2013, and 1.80 shares for every one Share that was subject to an award other than an option or stock appreciation right granted under any prior plan after December 31, 2013. Any Shares that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one Share for every one Share granted, and any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 1.80 Shares for every one Share granted. After the Effective Date of the Plan (as provided in Section 6), no awards may be granted under any prior plan. Shares subject to or delivered under Conversion Awards shall not reduce the aggregate number of Shares which may be subject to or delivered under Awards granted under this Plan. The Shares issued under the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares. Prior plans include the 2008 Stock Incentive Plan and the 2000 Stock Compensation Plan.

(b) Code Section 162(m) and 422 Limits; Other Share Limitations. Subject to the provisions of Section 15(a) of the Plan, no Employee may be granted under this Plan (i) Options or Stock Appreciation Rights during any calendar year with respect to more than 500,000 Shares, and (ii) Stock Awards and Other Stock-Based Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares under which more than 250,000 Shares may be earned for each calendar year (or other 12 month period) in the vesting or performance period. During any calendar year, no Participant may be granted an Award that is intended to comply with the performance-based exception under Code Section 162(m) and is denominated in cash under which more than four million dollars ($4,000,000) may be earned for each calendar year (or other 12 month period) in the performance period. Subject to the provisions of Section 15(a) of the Plan, the aggregate number of Shares that may be subject to all Incentive Stock Options granted under the Plan shall not exceed 3,975,000 Shares. Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 3(b) shall be subject to adjustment under Section 15(a) of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(c) Limit on Awards to Directors. Notwithstanding any other provision of the Plan to the contrary, the aggregate Grant Date Fair Market Value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Non-employee Director during any single calendar year (excluding Awards made at the election of the Non-employee Director in lieu of all or a portion of annual and committee cash retainers) shall not exceed four hundred thousand dollars ($400,000).

(d) Share Counting Rules.

(i) For purposes of this Section 3 of the Plan, Shares subject to Awards that have been canceled, expired, settled in cash, or forfeited for any reason (in whole or in part) shall not reduce the aggregate number of Shares which may be subject to Awards granted under this Plan and shall be available for future Awards granted under this Plan in accordance with Section 3(d)(iii). In addition, if any Shares subject to an award under any prior plan are canceled, expired, settled in cash, or forfeited for any reason (in whole or in part) after December 31, 2013, then such Shares subject to an award under any prior plan shall, to the extent of such cancellation, expiration, settlement in cash, or forfeiture, again be available for grant under this Plan in accordance with Section 3(d)(iii). Notwithstanding the foregoing, Shares added back under the provisions of this subsection (d) shall not be counted when determining the limit on Shares that may be granted as Incentive Stock Options under subsection (b), above.

(ii) Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (i) of this Section: (a) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or, after December 31, 2013, an option under any prior plan, (b) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or Stock Appreciation Rights or, after December 31, 2013, options or stock appreciation rights under any prior plan, (c) Shares subject to a Stock Appreciation Right or, after December 31, 2013, a stock appreciation right under any prior plan, that are not issued in connection with its stock settlement on exercise thereof, and (d) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after December 31, 2013, options under any prior plan. Shares subject to Awards that have been retained by the Company in payment or satisfaction of the tax withholding obligation of an Awardee, other than for an Option or Stock Appreciation Right as described above, and Shares that have been delivered (either actually or constructively by attestation) to the Company in payment or satisfaction of the tax withholding obligation of an Awardee, other than for an Option or Stock Appreciation Right as described above, shall again be available for grant under the Plan. Similarly, if any Shares subject to an award under any prior plan are, after December 31, 2013, either retained by the Company in payment or satisfaction of the tax withholding obligation of an awardee, other than for an option or a stock appreciation right as described above, or if Shares are delivered (either actually or constructively by attestation) to the Company in payment or satisfaction of the tax withholding obligation of an awardee under a prior plan, other than for an option or stock appreciation right, as described above, then such Shares subject to an award under any prior plan shall, to the extent of such tendering or withholding, again be available for grant under this Plan.

(iii) Any Shares that again become available for grant pursuant to this Section shall be added back as (i) one Share for every one Share subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under any prior plan, and (ii) as 1.80 Shares for every one Share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under any prior plan.

(iv) Conversion Awards shall not reduce the Shares authorized for grant under the Plan or the limitations on Awards to a Participant under subsection (b), above, nor shall Shares subject to a Conversion Award again be available for an Award under the Plan as provided in this subsection (d).

4.	Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. The Plan shall be administered by the Board, a Committee designated by the Board to so administer this Plan and/or their respective delegates.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Code Section 162(m), Awards to “covered employees” (within the meaning of Code Section 162(m)) or to Employees that the Committee determines may be “covered employees” in the future shall be made by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code. References herein to the Administrator in connection with Awards intended to qualify as “performance-based compensation” shall mean a Committee meeting the “outside director” requirements of Code Section 162(m). Notwithstanding any other provision of the Plan, the Administrator shall not have any discretion or authority to make changes to any Award that is intended to qualify as “performance-based compensation” to the extent that the existence of such discretion or authority would cause such Award not to so qualify.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to Officers and Directors shall be made by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Rule 16b-3.

(iv) Other Administration. To the extent required by the rules of the principal U.S. national securities exchange on which the Shares are traded, the members of the Committee shall also qualify as “independent directors” as set forth in such rules. Except to the extent prohibited by Applicable Law, the Board or a Committee may delegate to a Committee of one or more Directors or to authorized officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act or (B) at the time of such approval, “covered employees” under Section 162(m) of the Code.

(v) Awards to Directors. The Board shall have the power and authority to grant Awards to Non-employee Directors, including the authority to determine the number and type of awards to be granted; determine the terms and conditions, not inconsistent with the terms of this Plan, of any award; and to take any other actions the Board considers appropriate in connection with the administration of the Plan.

(vi) Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

(i) to select the Non-employee Directors, Consultants and Employees of the Company or its Affiliates to whom Awards are to be granted hereunder;

(ii) to determine the number of Common Shares to be covered by each Award granted hereunder;

(iii) to determine the type of Award to be granted to the selected Employees and Non-employee Directors;

(iv) to approve forms of Award Agreements;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise and/or purchase price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability provisions, terms regarding acceleration of Awards or waiver of forfeiture restrictions, the acceptable forms of consideration for payment for an Award, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

(vi) to correct administrative errors;

(vii) to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

(viii) to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt rules and procedures regarding the conversion of local currency, the shift of tax liability from employer to employee (where legally permitted) and withholding procedures and handling of stock certificates which vary with local requirements, and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

(ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

(x) to modify or amend each Award, including, but not limited to, the acceleration of vesting and/or exercisability, provided, however, that any such modification or amendment (A) is subject to the plan amendment provisions set forth in Section 16 of the Plan, and (B) may not materially impair any outstanding Award unless agreed to in writing by the Participant, except that such agreement shall not be required if the Administrator determines in its sole discretion that such modification or amendment either (Y) is required or advisable in order for the Company, the Plan or the Award to satisfy any Applicable Law or to meet the requirements of any accounting standard, or (Z) is not reasonably likely to significantly diminish the benefits provided under such Award, or that adequate compensation has been provided for any such diminishment, except following a Change of Control;

(xi) to allow or require Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of a Nonqualified Stock Option or vesting of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

(xii) to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by awardees of an entity acquired by the Company (the “Conversion Awards”). Any conversion or substitution shall be effective as of the close of the merger or acquisition. The Conversion Awards may be Nonqualified Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity;

(xiii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiv) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resale by a Participant or of other subsequent transfers by the Participant of any Shares issued as a result of or under an Award or upon the exercise of an Award, including, without limitation, (A) restrictions under an insider trading policy, (B) restrictions as to the use of a specified brokerage firm for such resale or other transfers, and (C) institution of “blackout” periods on exercises of Awards;

(xv) to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award; and

(xvi) to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

(c) Effect of Administrator’s Decision. All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations, including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

(d) Indemnity. To the extent allowable under Applicable Law, each member of the Committee or of the Board and any person to whom the Board or Committee has delegated any of its authority under the Plan shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan, and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Articles of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

5.	Eligibility.

Awards may be granted only to Directors, Employees and Consultants of the Company or any of its Affiliates; provided, however, that Incentive Stock Options may be granted only to Employees of the Company and its Subsidiaries (within the meaning of Section 424(f) of the Code). .

6.	Term of Plan.

The Plan shall become effective upon its approval by shareholders of the Company. It shall continue in effect for a term of ten (10) years from the date the Plan is approved by the shareholders of the Company (the “Effective Date”) unless terminated earlier under Section 16 of the Plan.

7.	Term of Award.

Subject to the provisions of the Plan, the term of each Award shall be determined by the Administrator and stated in the Award Agreement, and may extend beyond the termination of the Plan. In the case of an Option or a Stock Appreciation Right, the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the term of Awards other than Awards that are structured to qualify as Incentive Stock Options under Section 9 shall be extended automatically if the Award would expire at a time when trading in Common Shares is prohibited by law or the Company’s insider trading policy to the 30th day after the expiration of the prohibition.

8.	Options.

The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals.

(a) Option Agreement. Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Option and the means of payment of such exercise price, (iv) the term of the Option, (v) such terms and conditions regarding the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option and forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator.

(b) Exercise Price. The per share exercise price for the Shares to be issued upon exercise of an Option shall be determined by the Administrator, except that the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date, except with respect to Conversion Awards.

(c) No Option Repricings. Subject to Section 15 of the Plan, the exercise price of an Option may not be reduced without shareholder approval, nor may outstanding Options be cancelled in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Option without shareholder approval.

(d) No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option.

(e) Vesting Period and Exercise Dates. Options granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator and as specified in the Option Agreement. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued active employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.

(f) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:

(i) cash;

(ii) check or wire transfer (denominated in U.S. Dollars);

(iii) subject to any conditions or limitations established by the Administrator, other Shares which were held for a period of more than six (6) months on the date of surrender and which have a Fair Market Value on the date of surrender equal to or greater than the aggregate exercise price of the Shares as to which said Option shall be exercised (it being agreed that the excess of the Fair Market Value over the aggregate exercise price, if any, shall be refunded to the Awardee in cash);

(iv) subject to any conditions or limitations established by the Administrator, the Company withholding Shares otherwise issuable upon exercise of an Option;

(v) consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator and in compliance with Applicable Law;

(vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Law; or

(vii) any combination of the foregoing methods of payment.

(g) Procedure for Exercise; Rights as a Shareholder.

(i) Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the applicable Option Agreement.

(ii) An Option shall be deemed exercised when (A) the Company receives (1) written or electronic notice of exercise (in accordance with the Option Agreement or procedures established by the Administrator) from the person entitled to exercise the Option and (2) full payment for the Shares with respect to which the related Option is exercised, and (B) with respect to Nonqualified Stock Options, provisions acceptable to the Administrator have been made for payment of all applicable withholding taxes.

(iii) Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

(iv) The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised. An Option may not be exercised for a fraction of a Share.

(h) Termination of Employment or Board Membership.

(i) The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a termination from membership on the Board by a Non-employee Director for any reason or a Termination of Employment due to (A) Disability, (B) Retirement, (C) death, or (D) otherwise (including Termination for Cause) shall have on any Option.

(ii) Unless otherwise provided in the Award Agreement:

(1) Upon termination from membership on the Board by a Non-employee Director, any Option held by such Director that (1) has not vested and is not exercisable as of the effective date of such termination from membership on the Board shall be subject to immediate cancellation and forfeiture or (2) is vested and exercisable as of the effective date of such termination shall remain exercisable for five (5) years thereafter, or the remaining term of the Option, if less;

(2) Upon Termination of Employment due to death or Disability, any Option held by such Employee that is vested and exercisable as of the effective date of such Termination of Employment shall remain exercisable for one year after such Termination of Employment due to death or Disability or the remaining term of the Option, if less;

(3) Upon Termination of Employment due to death or Disability, any Option held by such Employee that is not yet vested shall vest in full as of the date of death or Disability, and any such vested Options shall remain exercisable for one year after such Termination of Employment due to death or Disability or the remaining term of the Option, if less;

(4) Upon Termination of Employment due to Retirement, (1) any Option held by such Employee shall, to the extent not already vested, become ratably vested (rounded up or down to the nearest whole Share) based upon the full months of the total vesting period elapsed from the Grant Date to the end of the month in which the Termination of Employment due to Retirement occurs over the total number of months in such period; provided, however, that, in the case of a Retirement due to a voluntary Termination of Employment, the terms of this Section 8(h)(ii)(D)(1) shall not apply with respect to any Option granted less than six (6) months prior to the effective date of such Termination of Employment; and (2) any Option held by an Awardee at Retirement, to the extent vested and exercisable as of the effective date of such Retirement (including, without limitation, any Options that have ratably vested pursuant to the preceding clause (1)), will remain outstanding for the lesser of five (5) years or the remaining term of the Option; and

(5) Any other Termination of Employment shall result in immediate cancellation and forfeiture of all outstanding Options that have not vested as of the effective date of such Termination of Employment, and any vested and exercisable Options held at the time of such Termination of Employment shall remain exercisable for ninety (90) days thereafter, or the remaining term of the Option, if less. Notwithstanding the foregoing, all outstanding and unexercised Options shall be immediately cancelled in the event of a Termination for Cause.

9.	Incentive Stock Option Limitations/Terms.

(a) Eligibility. Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Subsidiaries may be granted Incentive Stock Options. No Incentive Stock Option shall be granted to any such employee who as of the Grant Date owns stock possessing more than 10% of the total combined voting power of the Company.

(b) $100,000 Limitation. Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds U.S. $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 9(b) of the Plan, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Grant Date.

(c) Transferability. The Option Agreement must provide that an Incentive Stock Option is not transferable by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, must not be exercisable by any other person. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonqualified Stock Option.

(d) Exercise Price. The per Share exercise price of an Incentive Stock Option shall in no event be inconsistent with the requirements for qualification of the Incentive Stock Option under Section 422 of the Code.

(e) Other Terms. Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code. If any such terms and conditions, as of the Grant Date or any later date, do not so comply, the Option will be treated thereafter for tax purposes as a Nonqualified Stock Option.

10.	Stock Appreciation Rights.

A “Stock Appreciation Right” is a right that entitles the Awardee to receive, in cash or Shares (as determined by the Administrator), value equal to or otherwise based on the excess of (i) the Fair Market Value of a specified number of Shares at the time of exercise over (ii) the aggregate exercise price of the right, as established by the Administrator on the Grant Date. Stock Appreciation Rights may be granted to Awardees either alone (“freestanding”) or in addition to or in tandem with other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 8 of the Plan. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option, and shall be based on the Fair Market Value of one Share on the Grant Date or, if applicable, on the Grant Date of the Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code). All Stock Appreciation Rights under the Plan, other than Conversion Awards, shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 8 of the Plan. Subject to the provisions of Section 8 of the Plan, the Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate.

11.	Stock Awards.

(a) Stock Award Agreement. Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award, and (vi) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator. The Committee may, in its sole discretion, waive the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate, subject to the limitations imposed under Code Section 162(m) and the regulations thereunder in the case of an Award intended to comply with the performance-based exception under Code Section 162(m), unless determined otherwise under the circumstances by the Committee.

(b) Restrictions and Performance Criteria. The grant, issuance, retention and/or vesting of Stock Awards issued to Employees may be subject to such performance criteria and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee. Notwithstanding anything to the contrary herein, the performance criteria for any Stock Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code (a “Performance Stock Award”) shall be established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than ninety (90) days after the commencement of the period of service (or, if earlier, the elapse of 25% of such period) to which the performance goals relate or otherwise within the time period required by the Code or the applicable Treasury Regulations, provided that the outcome is substantially uncertain at that time. Stock Awards for which vesting is not based on the attainment of performance criteria are referred to as “Restricted Stock Awards.”

(c) Termination of Employment or Board Membership.

(i) The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a termination from membership on the Board by a Non-employee Director for any reason or a Termination of Employment due to (A) Disability, (B) Retirement (C) death, or (D) otherwise (including Termination for Cause) shall have on any Stock Award.

(ii) Unless otherwise provided in the Award Agreement:

(1) A Termination of Employment or termination from membership on the Board by a Non-employee Director due to Disability or death shall result in immediate full vesting of any as yet unvested Stock Award, and in the case of a Stock Award that vests upon the achievement of performance goals, the vested amount shall be based upon the target award amount;

(2) A Termination of Employment due to Retirement shall result in vesting of a prorated portion of any Stock Award (rounded up or down to the nearest whole Share), based upon the full months of the applicable performance period, vesting period or other period of restriction elapsed as of the end of the month in which the Termination of Employment due to Retirement occurs over the total number of months in such period; provided, however, that, in the case of a Retirement due to voluntary Termination of Employment, the terms of this Section 11(c)(ii)(B) shall not apply with respect to any Stock Award granted less than six (6) months prior to the effective date of such Termination of Employment; and

(3) Any other Termination of Employment or termination from membership on the Board by a Non-employee Director shall result in immediate cancellation and forfeiture of all outstanding, unvested Stock Awards.

(4) If clause (B) of this Section 11(c)(ii) applies to a Stock Award under which vesting is based on the attainment of performance criteria over a performance period, the ratable vesting percentage determined by the portion of the performance period during which the Awardee was an Employee of the Company or an Affiliate shall be applied to determine the portion of the Stock Award that is vested based upon actual performance results after the completion of the performance period.

(d) Rights as a Shareholder. Unless otherwise provided for by the Administrator, the Participant shall have the rights equivalent to those of a shareholder and shall be a shareholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant.

12.	Other Stock-Based Awards.

(a) Other Stock-Based Awards. An “Other Stock-Based Award” means any other type of equity-based or equity-related Award not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares), as well as any cash based bonus based on the attainment of Qualifying Performance Criteria as described in Section 13(b), in such amount and subject to such terms and conditions as the Administrator shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares or pursuant to attainment of a performance goal. Each Other Stock-Based Award will be evidenced by an Award Agreement containing such terms and conditions as may be determined by the Administrator.

(b) Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares or a target amount of cash, as determined by the Administrator. The Administrator may establish performance goals in its discretion. If the Administrator exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met. Notwithstanding anything to the contrary herein, the performance criteria for any Other Stock-Based Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than ninety (90) days after the commencement of the period of service (or, if earlier, the elapse of 25% of such period) to which the performance goals relate and otherwise within the time period required by the Code and the applicable Treasury Regulations, provided that the outcome is substantially uncertain at that time.

(c) Payment of Other Stock-Based Awards. Payment, if any, with respect to Other Stock-Based Awards shall be made in accordance with the terms of the Award, in cash or Shares or a combination thereof, as the Administrator determines.

(d) Termination of Employment or Board Membership.

(i) The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a termination from membership on the Board by a Non-employee Director for any reason or a Termination of Employment due to (A) Disability, (B) Retirement, (C) death, or (D) otherwise (including Termination for Cause) shall have on any Other Stock-Based Award.

(ii) Unless otherwise provided in the Award Agreement:

(1) A Termination of Employment or termination from membership on the Board by a Non-employee Director due to Disability or death shall result in immediate full vesting of any as yet unvested Other Stock-Based Award, and in the case of an Other Stock-Based Award which vests on the basis of attainment of a performance goal, the vested amount shall be based upon the target award amount;

(2) A Termination of Employment due to Retirement shall result in vesting of a prorated portion of any Other Stock-Based Award (rounded up or down to the nearest whole Share or unit based on Shares, as applicable), based upon the full months of the applicable performance period, vesting period or other period of restriction elapsed as of the end of the month in which the Termination of Employment due to Retirement occurs over the total number of months in such period; provided, however, that, in the case of a Retirement due to voluntary Termination of Employment, the terms of this Section 12(d)(ii)(B) shall not apply with respect to any Other Stock-Based Award granted less than six (6) months prior to the effective date of such Termination of Employment; and

(3) Any other Termination of Employment or termination from membership on the Board by a Non-employee Director shall result in immediate cancellation and forfeiture of all outstanding, unvested Other Stock-Based Awards.

(4) If clause (B) of this Section 12(d)(ii) applies to an Other Stock-Based Award under which vesting is based on the attainment of performance criteria over a performance period, the ratable vesting percentage determined by the portion of the performance period during which the Awardee was an Employee of the Company or an Affiliate shall be applied to determine the portion of the Other Stock-Based Award that is vested based upon actual performance results after the completion of the performance period.

13.	Other Provisions Applicable to Awards.

(a) Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by beneficiary designation, will or by the laws of descent or distribution, including but not limited to any attempted assignment or transfer in connection with the settlement of marital property or other rights incident to a divorce or dissolution, and any such attempted sale, assignment or transfer shall be of no effect prior to the date an Award is vested and settled. The Administrator may only make an Award transferable to an Awardee’s family member or any other person or entity provided the Awardee does not receive consideration for such transfer. If the Administrator makes an Award transferable, either as of the Grant Date or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.

(b) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, on a basis consistent with U.S. generally accepted accounting principles (“GAAP”) or on a non-GAAP or adjusted GAAP basis, applied to either the Company as a whole or to a Subsidiary, business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award or by duly adopted resolution: (i) sales or cash return on sales; (ii) cash flow or free cash flow or net cash from operating activity; (iii) earnings (including gross margin, earnings before or after interest and taxes, earnings before taxes, and net earnings); (iv) basic or diluted earnings per share; (v) growth in earnings or earnings per share; (vi) stock price; (vii) return on equity or average shareholders’ equity; (viii) total shareholder return; (ix) return on capital; (x) return on assets or net assets; (xi) return on investments; (xii) revenue or gross profits; (xiii) income before or after interest, taxes, depreciation and amortization, or net income; (xiv) pretax income before allocation of corporate overhead and bonus; (xv) operating income or net operating income; (xvi) operating profit or net operating profit (whether before or after taxes); (xvii) operating margin; (xviii) return on operating revenue; (xix) working capital or net working capital; (xx) market share; (xxi) asset velocity index; (xxii) contract awards or backlog; (xxiii) overhead or other expense or cost reduction; (xxiv) growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxv) credit rating; (xxvi) strategic plan development and implementation; (xxvii) improvement in workforce diversity; (xxviii) customer satisfaction; (xxvix) employee satisfaction; (xxx) management succession plan development and implementation; and (xxxi) employee or customer retention. With respect to any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, the performance criteria must be Qualifying Performance Criteria, and the Administrator will (within the first quarter of the performance period, but in no event more than ninety (90) days into that period) establish the specific performance targets (including thresholds and whether to exclude certain extraordinary, non-recurring, or similar items) and Award amounts (subject to the right of the Administrator to exercise discretion to reduce payment amounts following the conclusion of the performance period). Extraordinary, non-recurring items that may be the basis of adjustment include acquisitions or divestitures, restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, the cumulative effects of tax or accounting changes in accordance with GAAP, and foreign exchange gains or losses.

(c) Certification. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Administrator shall certify in writing the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such criteria relate solely to the increase in the value of the Common Shares).

(d) Discretionary Adjustments Pursuant to Section 162(m). Notwithstanding satisfaction or completion of any Qualifying Performance Criteria, to the extent specified as of the Grant Date, the number of Shares, Options or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced (but not increased) by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.

14.	Dividends and Dividend Equivalents.

Awards other than Options and Stock Appreciation Rights may provide the Awardee with the right to receive dividend payments or dividend equivalent payments on the Shares subject to the Award, whether or not such Award is vested. Notwithstanding the foregoing, dividends or dividend equivalents shall not be paid with respect to Stock Awards or Other Stock-Based Awards that, in either case, vest based on the achievement of performance goals prior to the date the performance goals are satisfied and the Award is earned, and then shall be payable only with respect to the number of Shares or Stock Units actually earned under the Award. Such payments may be made in cash, Shares or Stock Units or may be credited as cash or Stock Units to an Awardee’s account and later settled in cash or Shares or a combination thereof, as determined by the Administrator. Such payments and credits may be subject to such conditions and contingencies as the Administrator may establish.

15.	Adjustments upon Changes in Capitalization, Organic Change or Change of Control.

(a) Adjustment Clause. In the event of (i) a stock dividend, extraordinary cash dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), or (ii) a merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, an “Organic Change”), the Administrator or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (i) the Share limitations set forth in Section 3 of the Plan, (ii) the number and kind of Shares covered by each outstanding Award, and (iii) the price per Share subject to each such outstanding

Award. In the case of Organic Changes, such adjustments may include, without limitation, (x) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Administrator or the Board in its sole discretion (it being understood that in the case of an Organic Change with respect to which shareholders receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Administrator that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Organic Change over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (y) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (z) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee may adjust in its sole discretion the Qualifying Performance Criteria applicable to any Awards to reflect any Share Change and any Organic Change and any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by GAAP or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or the Company’s other SEC filings, provided that in the case of Qualifying Performance Criteria applicable to any performance-based Awards intended to qualify under Code Section 162(m), such adjustment does not violate Section 162(m) of the Code. Any adjustment under this Section 15(a) need not be the same for all Participants.

(b) Change of Control. In the event of a Change of Control, unless otherwise determined by the Administrator as of the Grant Date of a particular Award (or subsequent to the Grant Date), the following acceleration, exercisability and valuation provisions shall apply:

(i) On the date that such Change of Control occurs, any or all Options and Stock Appreciation Rights awarded under this Plan not previously exercisable and vested shall become fully exercisable and vested.

(ii) Except as may be provided in an individual severance or employment agreement (or severance plan) to which an Awardee is a party, in the event of an Awardee’s Termination of Employment within two (2) years after a Change of Control for any reason other than because of the Awardee’s death, Retirement, Disability or Termination for Cause, each Option and Stock Appreciation Right held by the Awardee (or a transferee) that is vested shall remain exercisable until the earlier of the third (3rd) anniversary of such Termination of Employment (or any later date until which it would remain exercisable under such circumstances by its terms) or the expiration of its original term. In the event of an Awardee’s Termination of Employment more than two (2) years after a Change of Control, or within two (2) years after a Change of Control because of the Awardee’s death, Retirement, Disability or Termination for Cause, the provisions of Sections 8(h) and 10 of the Plan shall govern (as applicable).

(iii) On the date that such Change of Control occurs, the restrictions and conditions applicable to any or all Stock Awards and Other Stock-Based Awards shall lapse and such Awards shall be fully vested. Unless otherwise provided in an Award at the Grant Date, upon the occurrence of a Change of Control, any performance based Award shall be deemed fully earned at the target amount as of the date on which the Change of Control occurs. All Stock Awards, Other Stock-Based Awards and cash Awards shall be settled or paid within thirty (30) days of vesting hereunder. Notwithstanding the foregoing, if the Change of Control would not qualify as a permissible date of distribution under Section 409A(a)(2)(A) of the Code, and the regulations thereunder, the Awardee shall be entitled to receive the payment of cash or settlement of Shares under the Award, as applicable, from the Company on the date that would have applied absent this provision.

(iv) The Administrator, in its discretion, may determine that, upon the occurrence of a Change of Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change of Control over the exercise price per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Administrator, in its discretion, shall determine, and if there is no excess value, the Administrator may, in its discretion, cancel such Awards.

(c) Section 409A. Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 15(a) of the Plan to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to Section 15(a) of the Plan to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to Section 409A of the Code or comply with the requirements of Section 409A of the Code; (iii) the Administrator shall not have the authority to make any adjustments pursuant to Section 15(a) of the Plan to the extent that the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code to be subject thereto; and (iv) if any Award is subject to Section 409A of the Code, Section 15(b) of the Plan shall be applicable only to the extent specifically provided in the Award Agreement and permitted pursuant to Section 24 of the Plan in order to ensure that such Award complies with Code Section 409A.

16.	Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may amend, alter or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the shareholders of the Company in the manner and to the extent required by Applicable Law. In addition, without limiting the foregoing, unless approved by the shareholders of the Company and subject to Section 16(b), no such amendment shall be made that would:

(i) increase the maximum aggregate number of Shares which may be subject to Awards granted under the Plan;

(ii) reduce the minimum exercise price for Options or Stock Appreciation Rights granted under the Plan; or

(iii) reduce the exercise price of outstanding Options or Stock Appreciation Rights, as prohibited by Section 8(c) without shareholder approval.

(b) Effect of Amendment or Termination. No amendment, suspension or termination of the Plan shall materially impair the rights of any Participant with respect to an outstanding Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company, except that no such agreement shall be required if the Administrator determines in its sole discretion that such amendment either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any Applicable Law or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated, except that this exception shall not apply following a Change of Control. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c) Effect of the Plan on Other Arrangements. Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted shares or restricted share units or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

17.	Designation of Beneficiary.

(a) An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary while employed with the Company, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

(b) Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the legal representative of the Awardee’s estate to exercise the Award.

18.	No Right to Awards or to Employment.

No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

19.	Legal Compliance.

Shares shall not be issued pursuant to an Option, Stock Appreciation Right, Stock Award or Other Stock-Based Award unless such Option, Stock Appreciation Right, Stock Award or Other Stock-Based Award and the issuance and delivery of such Shares shall comply with Applicable Law and shall be further subject to the approval of counsel for the Company with respect to such compliance. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

20.	Inability to Obtain Authority.

To the extent the Company is unable to or the Administrator deems it unfeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be advisable or necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.	Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

22.	Notice.

Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received. Any notice to a Participant hereunder shall be addressed to the last address of record with the Company and shall be effective when sent via first class mail, courier service, or electronic mail to such last address of record.

23.	Governing Law; Interpretation of Plan and Awards.

(a) This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware, except as to matters governed by U.S. federal law.

(b) In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(c) The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

(d) The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

24.	Section 409A.

It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Administrator specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Administrator determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change of Control, shall be set forth in the applicable Award Agreement, deferral election forms and procedures, and rules established by the Administrator, and shall comply in all respects with Section 409A of the Code. The following rules will apply to Awards intended to be subject to Section 409A of the Code (“409A Awards”):

(a) If a Participant is permitted to elect to defer an Award or any payment under an Award, such election will be permitted only at times in compliance with Code Section 409A.

(b) The Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Section 409A.

(c) Any distribution of a 409A Award following a Termination of Employment that would be subject to Code Section 409A(a)(2)(A)(i) as a distribution following a separation from service of a “specified employee” as defined under Code Section 409A(a)(2)(B)(i), shall occur no earlier than the expiration of the six-month period following such Termination of Employment.

(d) In the case of any distribution of a 409A Award, if the timing of such distribution is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution shall be made not later than the end of the calendar year during which the settlement of the 409A Award is specified to occur.

(e) In the case of an Award providing for distribution or settlement upon vesting or the lapse of a risk of forfeiture, if the time of such distribution or settlement is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution or settlement shall be made not later than March 15 of the year following the year in which the Award vested or the risk of forfeiture lapsed.

(f) Notwithstanding anything herein to the contrary, in no event shall the Company or the Administrator be liable for the payment of, or any gross up payment in connection with, any taxes or penalties owed by the Participant pursuant to Code Section 409A

25.	Limitation on Liability.

The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:

(a) The Non-Issuance of Shares. The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b) Tax or Exchange Control Consequences. Any tax consequence or any exchange control obligation owed, by any Participant, Employee, Awardee or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

26.	Unfunded Plan.

Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards or Other Stock-Based Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation. Neither the Company nor the Administrator shall be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

27.	Foreign Employees.

Awards may be granted hereunder to Employees and Consultants who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Administrator may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

28.	Tax Withholding.

Each Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to any Award under the Plan no later than the date as of which any amount under such Award first becomes includible in the gross income of the Participant for any tax purposes with respect to which the Company has a tax withholding obligation. Unless otherwise determined by the Company, withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement; provided, however, that not more than the legally required minimum withholding may be settled with Shares that are part of the Award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any vested Shares or any other payment due to the participant at that time or at any future time. The Administrator may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Shares.

29.	Cancellation of Award; Forfeiture of Gain.

Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award will be cancelled and the Participant will forfeit the Shares or cash received or payable on the vesting or exercise of the Award, and that the amount of any proceeds of the sale or gain realized on the vesting or exercise of the Award must be repaid to the Company, under such conditions as may be (i) required by Applicable Law or (ii) established by the Committee in its sole discretion and set forth in the Award Agreement at the time of grant.

30.	Data Privacy and Transfer

As a condition of acceptance of an Award, the Participant explicitly thereby consents to the collection, use and transfer, in electronic or other form, of personal data by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company and its Affiliates hold certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social security or other identification number, salary, nationality, job title, Shares held in the Company or any Subsidiary, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, managing and administering the Plan (the “Data”). The Participant further understands that the Company and its Affiliates may transfer the Data among themselves as necessary for the purpose of implementation, management and administration of the Plan, and that the Company and its Affiliates may each further transfer the Data to any third parties assisting the Company in the implementation, management, and administration of the Plan. The Participant understands that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant, through participation in the Plan and acceptance of an Award under the Plan, authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares. In addition, by accepting an Award under the Plan, each Participant agrees and acknowledges (i) that the Data will be held only as long as is necessary to implement, manage, and administer the Plan; (ii) that the Participant may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data, or refuse or withdraw consent to the use and transfer of the Data, without cost, by delivering such revocation or withdrawal of consent in writing to a designated human resources representative; and (iii) that refusal or withdrawal of consent may affect the Participant’s ability to participate in the Plan thereafter.

ANNUAL MEETING OF STOCKHOLDERS OF

TELEFLEX INCORPORATED

May 2, 2014

PROXY VOTING INSTRUCTIONS

INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EDT the day before the meeting.
MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON – You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, Proxy Statement, 2013 Annual Report and Proxy Card are available at www.teleflex.com/ProxyMaterials

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES LISTED UNDER PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

			FOR	AGAINST	ABSTAIN
Proposal 1. Election of Directors:
Nominees:
		1a. George Babich, Jr.	☐	☐	☐
		1b. William R. Cook	☐	☐	☐
		1c. Stephen K. Klasko	☐	☐	☐
		1d. Benson F. Smith	☐	☐	☐
		Proposal 2. Approval of the Teleflex Incorporated 2014 Stock Incentive Plan.	☐	☐	☐
		Proposal 3. Approval, on an advisory basis, of named executive officer compensation	☐	☐	☐
		Proposal 4. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014.	☐	☐	☐

The shares represented by this proxy will be voted as directed by the Stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted “FOR” all nominees in Proposal 1 and “FOR” Proposals 2, 3 and 4. In their discretion, the proxies are authorized to vote upon any other matter that may properly come before the meeting.

PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS AT LEFT AND RETURN IN THE ENCLOSED ENVELOPE.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐		Please check here if you plan to attend the meeting. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TELEFLEX INCORPORATED

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the internet at WWW.VOTEPROXY.COM, following the instructions provided. Use the Company Number and Account Number shown on your proxy card.

The undersigned hereby appoints James J. Leyden and Daniel V. Logue proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, subject to any directions indicated on the other side of this proxy card, all the shares of stock of Teleflex Incorporated standing in the name of the undersigned with all powers that the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held May 2, 2014 or any adjournment thereof.

(Continued on the other side)